As filed with the Securities and Exchange Commission on August 20, 2025.

Registration Statement No. 333-289503

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

La Rosa Holdings Corp.

(Exact name of Registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor

Celebration, Florida 34747

(321) 250-1799

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph La Rosa

Chief Executive Officer and President
La Rosa Holdings Corp.

1420 Celebration Blvd., 2nd Floor

Celebration, Florida 34747

(321) 250-1799

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Barry P. Biggar, Esq.

Anna Chaykina, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Ave of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Selling Stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 20, 2025

LA ROSA HOLDINGS CORP.

UP TO 100,000,000 SHARES OF COMMON STOCK

This prospectus (this “Prospectus”) relates to the offer and sale from time to time by the selling stockholder named in this Prospectus (the “Selling Stockholder”) of up to 100,000,000 shares of common stock, par value $0.0001 per share (the “common stock”), of La Rosa Holdings Corp., a Nevada corporation (the “Company”).

On August 4, 2025, we entered into an Equity Purchase Facility Agreement (“Facility Agreement”), by and between the Company and the Selling Stockholder (the “Facility”), pursuant to which the Selling Stockholder committed to purchase up to $150,000,000 of our common stock. We are registering the resale of up to 100,000,000 shares (“Shares” or “Advance Shares”) of common stock that may be issued by us to Selling Stockholder pursuant to the Facility. The actual number of shares of common stock issuable by us pursuant to the Facility will vary depending on the then-current market price of our common stock. For purposes of this Prospectus, we have assumed a price of $1.50 per share of common stock based on the reserve price per share assumed in the Facility Agreement. For a more complete discussion of the terms and conditions of the Facility Agreement and Facility, see the discussion under the heading “Equity Purchase Facility Agreement”. The resale of up to 100,000,000 shares of common stock by the Selling Stockholder pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder.

The Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of common stock being registered pursuant to this Prospectus.

We are a “controlled company” as defined under the corporate governance rules of Nasdaq because our Founder, Mr. Joseph La Rosa, as of August 8, 2025, controls 96.3% of the total voting power of our common stock based on his ownership of common stock and the 20,000,000 votes provided by his Series X Super Voting Preferred Stock, $0.0001 par value per share, (the “Series X Preferred Stock”) that votes with the common stock, with respect to director elections and other matters. As a “controlled company,” as defined under the Nasdaq Stock Market Rules, we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules. We do not plan to rely on these exemptions, but we may elect to do so in the future. See “Prospectus Summary—Implications of Being a Controlled Company,” beginning on page 10 of this Prospectus for more information.

We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution.”

Our principal executive offices are located at 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LRHC.” On August 18, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.34 per share.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for this Prospectus and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 14 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2025

i

ABOUT THIS PROSPECTUS

This Prospectus describes the general manner in which the Selling Stockholder may offer from time to time up to 100,000,000 shares of common stock. You should rely only on the information contained in this Prospectus and the related exhibits, any prospectus or amendment thereto, and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholder has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus, any prospectus or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this Prospectus, any prospectus or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this Prospectus, any prospectus or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (“SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of common stock may be offered and sold will be described in a supplement to this Prospectus, which supplement may also add, update, or change any of the information contained in this Prospectus. To the extent there is a conflict between the information contained in this Prospectus and any prospectus, you should rely on the information in such prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this Prospectus or any prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this Prospectus nor any distribution of common stock pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this Prospectus or in our affairs since the date of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since such a date.

Unless the context indicates otherwise, the terms “La Rosa Holdings,” “Company,” “we,” “us” and “our” refer to La Rosa Holdings Corp., a Nevada corporation, and its subsidiaries. Unless noted otherwise, all share and the price per share information for all periods presented in this Prospectus have been retroactively adjusted for the reverse stock split of our issued and outstanding common stock at a ratio of 1-for-80, which became effective as of July 7, 2025. In addition, all share and the price per share information for the period prior to March 21, 2023 presented in this Prospectus has been retroactively adjusted for the reverse stock split of our issued and outstanding common stock at a ratio of 1-for-10, which became effective as of March 21, 2022, and for the forward stock split at a ratio of 2-for-1, which became effective on April 17, 2023.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business development efforts, our prospects for initiating partnerships or collaborations, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this Prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this Prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

INDUSTRY AND MARKET DATA

This Prospectus includes industry data and forecasts that we obtained from industry publications and surveys, as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on third-party forecasts, management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this Prospectus. Such data involve risks and uncertainties and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this Prospectus, before making an investment decision. Some of the statements in this Prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

In this Prospectus, “La Rosa Holdings,” “Company,” “we,” “us,” “our,” and similar references refer to La Rosa Holdings Corp. and its subsidiaries.

Overview

We are the holding company for six agent-centric, technology-integrated, cloud-based, multi-service real estate segments.

Our business was founded by Mr. Joseph La Rosa, a successful real estate developer, business and life coach, author, podcaster, and public speaker. Mr. La Rosa’s self-help book “Do It Now” is a roadmap to personal success and well-being based on his transformative theories of family, passion and growth. His philosophy, seminars and educational forums have attracted numerous successful realtors that have spurred the growth of our business.

In addition to providing person-to-person residential and commercial real estate brokerage services to the public, we cross sell ancillary technology-based products and services primarily to our sales agents and the sales agents associated with our franchisees. Our business is organized based on the services we provide internally to our agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, property management and title services. Our real estate brokerage business operates primarily under the trade name La Rosa Realty, which we own. We have 26 La Rosa Realty corporate real estate brokerage offices and branches located in Florida, California, Texas, North Carolina, Georgia, and Puerto Rico. We have 6 La Rosa Realty franchised real estate brokerage offices and branches and 3 affiliated real estate brokerage offices that pay us fees in 7 states in the United States and Puerto Rico. We also have recently opened LR Realty Spain, which is a full service brokerage office located primarily in Malaga, Spain. Our real estate brokerage offices, both corporate and franchised, are staffed with 3,103 licensed real estate brokers and sales associates as of July 31, 2025. Additionally, we have a full-service escrow settlement and title company in Florida. In April 2025, we also formed a company, offering a commission advancement program exclusively for La Rosa agents.

We have built our business by providing the home-buying public with well-trained, knowledgeable realtors who have access to our proprietary and third-party in-house technology tools and quality education and training, and valuable marketing that attracts some of the best local realtors who provide value-added services to our home buyers and sellers that are attracted to our brands. We give our real estate brokers and sales agents who are seeking financial independence a turnkey solution and support them in growing their brokerages while they fund their own businesses.

Our agent-centric commission model enables our sales agents to obtain higher net commissions than they would otherwise receive from many of our competitors in our local markets. They can then use this additional income to reinvest in their businesses or as take-home profit. We believe that this is a strong incentive for them to compete against the discount, flat fee and internet brokerages that have sprung up in the past several years. Instead of us taking a greater share of their income, our agents pay what we believe to be reduced rates for training and mentorship and our proprietary technology. Our franchise model has a similar pricing methodology, permitting the franchise owner the freedom to operate their business with minimal control and lower expense than other franchise offerings.

Moreover, we believe that our proprietary technology, training, and the support that we provide to our agents at a minimal cost to them is one of the best offered in the industry.

Our business stands on three pillars: Family, Passion, and Growth. We believe that our support and philosophy have attracted and will continue to attract and retain the highest producing realtors in our local markets. We believe that our focus on the interaction between our human agents and their clients is a strong weapon against internet-only commodity websites and the low touch discount brokerages. Our agent count continues to grow organically and through acquisition, we attribute our organic growth to the positive culture created in our Company and the competitive plans that we offer our agents. By creating a custom solution and a unique experience, we believe that our agents are able to guide their clients seamlessly through what may be their most expensive lifetime purchase.

On October 12, 2023, we consummated our initial public offering (the “IPO”). Following our IPO, as of the date of this Prospectus, we have acquired majority ownership of the following franchisees of the Company: Horeb Kissimmee Realty, LLC, La Rosa Realty Orlando, LLC, La Rosa Realty Georgia, LLC, La Rosa Realty California, La Rosa Realty Lakeland LLC (LLC DBA La Rosa Realty Prestige) and La Rosa Realty Success LLC, and 100% ownership of the following franchisees of the Company: La Rosa Realty Premier, LLC, La Rosa CW Properties, LLC, La Rosa Realty North Florida LLC, La Rosa Realty Winter Garden LLC, Nona Legacy Powered By La Rosa Realty, Inc. (formerly, La Rosa Realty Lake Nona Inc.), BF Prime LLC, La Rosa Realty Beaches, LLC, and Baxpi Holdings LLC. We have also acquired 100% ownership of Nona Title Agency LLC, a full-service escrow settlement and title company. In addition, in 2024 we formed La Rosa Realty NC LLC, a wholly owned subsidiary of the Company, and La Rosa Realty Texas, LLC, a majority owned subsidiary of the Company. In 2025, we formed LR Luxury LLC, LR Agent Advance, LLC, our wholly owned subsidiaries in Florida, and LR Realty Spain, S.L., our wholly owned subsidiary in Spain.

We intend to continue growing our business organically and by acquisition.

It is management’s intention to continue analyzing acquisition opportunities through the remainder of 2025. We cannot guarantee that the Company will actually enter into any binding acquisition agreements with any companies. If we do, we cannot assure you that the terms of such acquisitions will be substantially the same or better for the Company than those of completed acquisitions.

Recent Developments

Nasdaq Notice Regarding Minimum Bid Price Requirement

On October 10, 2024, we received a letter from the Nasdaq Listing Qualifications Department notifying us that, for the 30 consecutive business day period between August 28, 2024 through October 9, 2024, our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). On July 21, 2025, the Company received a letter from Nasdaq confirming that the Nasdaq Listing Qualifications Department has determined that for the last 10 consecutive business days, from July 7 through July 18, 2025, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with the Bid Price Rule, and this matter is now closed.

Amendment to CEO Employment Agreement

On February 3, 2025, on the approval of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company amended the employment agreement between the Company and Joseph La Rosa, the Company’s Chief Executive Officer. The amendment provided Mr. La Rosa with a right to receive certain annual equity awards and milestone equity awards not only in the form of stock options but also in the form of restricted stock units and amended Section 4.3(b) to include subsection (vii), according to which for every $1,000,000 raised by the Company through financing, Mr. La Rosa shall be granted an equity award equal to 2% of the outstanding shares of common stock of the Company.

February 2025 Financing and June 2025 Exchange Agreement

On February 4, 2025 (the “Closing Date”), we entered into a securities purchase agreement (the “SPA”) with an institutional investor (“2025 Investor”) pursuant to which we agreed to issue and sell to 2025 Investor, upon the terms and conditions set forth in the SPA: (i) a Senior Secured Convertible Note in the original principal amount of $5,500,000 which matures on the two-year anniversary of the Closing Date (the “Initial Note”); and (ii) sixteen (16) warrants (“Incremental Warrants”), each to purchase additional Notes in an original principal amount up to $2,500,000 at an exercise price of $2,256,250, in substantially the same form as the Initial Note (“Incremental Notes” and together with the Initial Note, the “Notes”). The Incremental Warrants and Initial Note were issued to 2025 Investor on the Closing Date. The purchase price paid by 2025 Investor under the SPA for the Initial Note and Incremental Warrants was $4,963,750, which was used by the Company to pay-off certain indebtedness, pay certain outstanding fees and expenses, acquisitions and general corporate purposes. The Company also granted 2025 Investor registration rights in the shares of common stock issuable pursuant to the SPA and conversion of the Notes. The Company Group also entered into a security agreement with 2025 Investor pursuant to which the Company Group granted the 2025 Investor a security interest in certain property of the Company Group to secure the Company’s obligations under the Notes. The Company also agreed to obtain stockholder approval for the issuance of more than 19.99% of the issued and outstanding common stock in this financing.

On February 4, 2025, as required by the SPA, stockholders holding a majority of the voting power of the Company, approved (i) the issuance of the Initial Note, the Incremental Warrants and Incremental Notes, all Interest Shares and all of the Conversion Shares and Incremental Conversion Shares in excess of 19.99% (without regard to any limitation on conversion or exercise thereof) of the Company’s issued and outstanding common stock at a price less than the minimum price required by the Nasdaq in accordance with Nasdaq Listing Rules 5635(b) and 5635(d); (ii) authorization to complete a reverse split of our common stock; and (iii) authorization to increase the number of authorized shares of our common stock to ensure that the Company has a sufficient number of authorized shares reserved for issuance to equal at least 200% of the maximum number of shares issuable upon conversion of the Notes, as determined under the Securities Purchase Agreement. Such approval was effective on March 27, 2025, or 20 days after commencement of mailing of the definitive information statement regarding this approval to the stockholders of the Company.

On June 18, 2025, with the prior approval by the Company’s Board of Directors, the Company and the 2025 Investor entered into, and closed the transactions contemplated by, that certain Amendment and Exchange Agreement (the “Exchange Agreement”) pursuant to which (among other things) the 2025 Investor surrendered and exchanged all of its Incremental Warrants in exchange for (the “Exchange”) 6,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”). On the same date, the Company filed a Certificate of Designation of Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. The Initial Note remains outstanding post-Exchange.

On June 26, 2025, the Company and 2025 Investor signed Amendment No. 1 to the Initial Note to correct an administrative error in the definition of maturity date and alternate conversion price in the Initial Note.

Pursuant to the terms of the Exchange Agreement, conversion of the Series B Preferred Stock into shares of common stock of the Company in excess of 19.99% of the Company’s outstanding shares of common stock is conditional upon obtaining the approval of the Company’s stockholders in accordance with the rules and regulations of the Nasdaq Capital Market. On July 9, 2025, Joseph La Rosa and JLR-JCCLT1 Land Trust, controlled by Mr. La Rosa, approved such conversion and the terms of the Exchange Agreement in their capacity as stockholders of the Company holding a majority of the voting power of the Company by written consent in lieu of having a stockholders meeting. On July 11, 2025, the Company filed a preliminary information statement on Schedule 14C with the SEC notifying stockholders of such written consent. On July 21, 2025, the Company filed a definitive information statement on Schedule 14C with the SEC and commenced mailing the definitive information statement to stockholders of record as of the close of business on July 9, 2025. Such stockholders’ approval became effective on August 11, 2025.

Increase of the Authorized Stock

On February 4, 2025, our Board of Directors, and the stockholders holding a majority of the voting power of the Company approved the Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of the Company’s authorized shares of common stock to two billion (2,000,000,000) shares of common stock, and to restate Sections 3.01 and 3.02 thereof to reflect such increase. Such an increase became effective on June 2, 2025.

Stock Repurchase Program

On April 23, 2025, the Company’s Board of Directors approved a new Share Repurchase Program, which authorizes the Company to purchase up to an aggregate of $500,000 of the Company’s outstanding shares of common stock in the open market in accordance with all applicable securities laws and regulations. Repurchases under this program may be made at management’s discretion at the time and in the amounts determined by the Chief Executive Officer and Chief Operating Officer of the Company. The Share Repurchase Program has an expiration date of December 31, 2025.

Change of Auditor

On April 29, 2025, the Company was notified by Marcum LLP (“Marcum”) that Marcum resigned as the Company’s independent registered accounting firm effective immediately. On April 29, 2025, the Company, with the approval of the Audit Committee (the “Committee”) of the Board of Directors of the Company, accepted the resignation of Marcum as the Company’s independent registered public accounting firm effective immediately. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum. On April 29, 2025, the Company, with the approval of the Committee, engaged CBIZ CPAs to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 to be effective immediately.

Reverse Stock Split

On July 2, 2025, the Company effected a 1-for-80 reverse stock split of the common stock, issued and outstanding, effective as of 12:01 a.m. (New York time) on July 7, 2025. On February 4, 2025, the Company’s stockholders holding a majority of the voting power of the Company by a written consent approved the amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-20 to 1-for-100, with such ratio to be determined by the Company’s Board of Directors. Such resolution became effected on March 28, 2025, or twenty (20) days after the Company filed with the SEC and mailed to its stockholders respective Information Statement on Schedule 14C on or approximately March 7, 2025. Following such stockholders approval, the Board of Directors determined to effect the reverse stock split at a ratio of 1-for-80 (“Reverse Stock Split”). As a result of the Reverse Stock Split, every eighty (80) shares of issued and outstanding common stock were automatically combined into one (1) issued and outstanding share of common stock.

Second Amended and Restated 2022 La Rosa Holdings Corp. Equity Incentive Plan and Amendment No.1

On July 9, 2025, our Compensation Committee, our Board of Directors, and the stockholders holding a majority of the voting power of the Company (by written consent in lieu of a stockholders’ meeting) approved the Second Amended and Restated La Rosa Holdings 2022 Equity Incentive Plan (“Second Amended 2022 Plan”). Pursuant to the Second Amended 2022 Plan (i) the total number of shares of common stock subject to the plan was revised from 156,250 shares (as adjusted for the 80-for-1 reverse stock split effected by the Company on July 7, 2025) to 374,961 shares to ensure sufficient shares are available for future grants, and (ii) the term “Consultant” was clarified to include not only a person, including an advisor, engaged by the Company, its subsidiary or affiliate to render services to the Company or its subsidiary, but also a legal entity wholly-owned by such person. The Second Amended 2022 Plan will replace the Amended and Restated La Rosa Holdings 2022 Equity Incentive Plan adopted on November 19, 2024 by the stockholders of the Company, in its entirety. On July 11, 2025, the Company filed a preliminary information statement on Schedule 14C with the SEC notifying stockholders of such written consent. On July 21, 2025, the Company filed a definitive information statement on Schedule 14C with the SEC and commenced mailing the definitive information statement to stockholders of record as of the close of business on July 9, 2025. Such stockholders’ approval and the Second Amended 2022 Plan became effective on August 11, 2025.

Nasdaq Notice Regarding Stockholders’ Equity Requirement

On May 30, 2025, the Company received a letter from Nasdaq indicating that, because the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ended March 31, 2025 was $(83,377,044), the Company is no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.

Nasdaq’s letter provided the Company with 45 calendar days, or until July 14, 2025, to submit a plan to regain compliance. On July 14, 2025, the Company submitted to Nasdaq its plan to regain compliance. If the plan is accepted, the Company can be granted up to 180 calendar days from May 30, 2025 (or until November 26, 2025), to evidence compliance.

Our Technology

We provide our agents and employees with cloud-based real estate brokerage services by utilizing our consumer-facing websites, including our corporate website www.larosarealty.com and our proprietary technology that provides brokerage operations management tools. When an agent is on-boarded, they are required to take our monthly Foundations Series which covers the use of our proprietary applications. Through our websites, we provide buyers, sellers, landlords, and tenants with access to all of the available properties for sale or lease on the multiple listing service (“MLS”), in each of the markets in which we operate. We provide each of our Company franchisees and their agents with their own personal website that they can modify to match their personal branding. Our website also gives consumers access to our network of professional real estate agents and vendors. Additionally, the websites we provide use Artificial Intelligence (“AI”) integrated Client Relationship Management (“CRM”) software to enhance the consumers’ internet experience and assist our agents with lead generation and lead capture through the AI features. For example, our CRM software, which is integrated into our websites, uses AI to generate marketing leads for our agents by sending marketing materials to potential buyers and sellers automatically without any agent involvement. Our technology platform also provides unique automated blogging and comprehensive social media marketing campaigns for our agents to create top of mind public awareness of our brand.

In October 2023, we launched our proprietary technology system - JAEME, part of “My Agent Account.” JAEME is a real estate AI assistant created to support and inspire our agents with personalized content to drive marketing, efficiency, and sales. This advanced technology can help agents to provide services to their clients in a more efficient way - even from their mobile devices. Through JAEME, La Rosa’s agents can easily create:

●	Compelling property descriptions;

●	Effective email campaigns;

●	Detailed business plans;

●	Innovative video scripts;

●	High-conversion newsletter campaigns; and

●	Exclusive lead generation ideas.

As of July 1, 2025, La Rosa Realty officially transitioned to a new, upgraded process designed to better support our agents with a simpler and more efficient way to manage transactions and onboarding tasks. This transition is powered by My Agent Account, our proprietary platform built entirely in-house by our technology team. With this central hub, agents no longer need to log into multiple systems, allowing for a more seamless experience. The new process enables automation of key workflows, increases productivity, and strengthens our ability to operate more effectively as a company.

Our proprietary technology and third-party services and platforms provide our agents and franchisees with commission management and accounting systems, an internal agent “intranet” application, customer relationship management applications, a transaction management solution, and automated marketing and social media applications and privacy and identity protections. The combination of our brands, proprietary technology, services, data, lead generation, and marketing tools gives our agents the power to offer best-in-class service to their clients.

Internally, we use our technology to provide our Company agents, employees and franchisees with the means to find and develop new business, manage their relationships both externally with their clients and internally with the Company or their franchisor, develop better skills and knowledge in their areas of endeavor and, we believe, enhance their earning potential. While no one can predict the ups and downs of the real estate market, we believe that the “weapons” we provide to our Company agents, employees and franchisees help them fight the adverse economic conditions, a volatile market and the competition.

While our offices and our franchisor’s offices act as their “home base,” most agents use our offices primarily for real estate closings and training. We monetize our technology by charging our agents and our franchisor’s agents what we believe to be a reasonable monthly fee for the use of our suite of tools.

In October 2024, the Company launched My Agent Account version 3.0, a significant upgrade to its proprietary platform, which now includes a new module specifically designed for property management disbursements. This update is expected to improve operational efficiency for agents across the Company.

In November 2024, the Company also announced the launch of My Agent Account version 4.0, an upgrade to its proprietary platform, including an advanced E-signature module.

In December 2024, the Company announced that the Company will offer Bitcoin and other cryptocurrencies as a payment option for its network of agents.

Our Markets

Our primary market is in the United States. As of August 20, 2025, we have 26 La Rosa Realty corporate real estate brokerage offices and branches located in Florida, California, Texas, Georgia, North Carolina and Puerto Rico. We have 6 La Rosa Realty franchised real estate brokerage offices and branches and 3 affiliated real estate brokerage offices in the United States and Puerto Rico. We also have recently opened LR Realty Spain, which is a full-service brokerage office located primarily in Malaga, Spain. Additionally, we have a full-service escrow settlement and title company in Florida. In April 2025, we also formed LR Agent Advance, LLC in Florida, offering a commission advancement program exclusively for La Rosa agents.

Our Revenue Streams

Our financial results are driven by the total number of sales agents in our Company, the number of sales agents closing commercial real estate transactions, the number of sales agents utilizing our coaching services, and the number of agents who work with our franchisees. We grew our total agent count from our founding in 2004 to 3,103 agents as of May 31, 2025.

The majority of our revenue is derived from a stable set of fees paid by our brokers, franchisees, and consumers. We have multiple revenue streams, with the majority of our revenue derived from commissions paid by consumers who transact business with our and our franchisee’s agents, royalties paid by our franchisees, dues and technology fees paid by our sales agents, our franchisees and our franchisees’ agents. Our major revenue streams come from such sources as: (i) residential real estate brokerage revenue, (ii) revenue from our property management services, (iii) franchise royalty fees, (iv) fees from the sale or renewal of franchises and other franchise revenue, (v) coaching, training and assistance fees, (vi) brokerage revenue generated transactionally on commercial real estate, (vii) title services revenue, and (viii) fees from our events and forums.

Our Competition

The real estate brokerage business is highly competitive. We primarily compete against other independent real estate brokerage agencies in our local markets as well as the international and national real estate brokerage franchisors seeking to grow their franchise system. We compete against other brokerages to attract transactional clients based on our personalized service with experienced brokers who know the local market, the number and quality of listings, our brand and reputation and our marketing efforts. We also compete to attract real estate professionals based on our brand and reputation, the quality of our training and coaching, our marketing efforts, our generous 100% commission “split” for experienced brokers and our technology tools that make the brokers more efficient and productive.

Our largest national franchise competitors in the U.S. include RE/MAX, Realogy Holdings Corp. (which operates several brands including Century 21 and Coldwell Banker), Fathom Holdings Inc., and eXp World Holdings Inc. We believe that competition in the real estate brokerage franchise business is based principally upon the reputational strength of the brand, the quality of the services offered to franchisees, and the amount of franchise-related fees to be paid by franchisees.

We also face competition from internet-based real estate brokers, including Realtor.com, Fathom Holdings Inc., Redfin.com, and Zillow.com, brokers offering deeply discounted commissions like Simple Showing Holdings, Inc., Houwzer LLC and Real Estate Exchange, Inc. (Rexhomes.com) and “flat fee” brokers such as Homie Technology, Inc., Cottage Street Realty, LLC (FlatFeeGroup.com) and Trelora, Inc. These companies do not provide the same personalized brokerage services that we do and emphasize low price and a do-it-yourself philosophy.

FPG Title Group operates in a competitive landscape, facing significant competition from other title insurance and settlement service providers in Florida. Key competitors include First American Title Insurance Company, Fidelity National Title Group, and Old Republic National Title Insurance Company. These companies offer similar services, such as title insurance and escrow services, and have established strong market positions through extensive networks and robust client relationships. To differentiate itself, FPG Title Group focuses on providing customizable solutions tailored to the specific needs of local banks, national lenders, and mortgage servicers. Additionally, FPG Title Group emphasizes client satisfaction through dedicated service teams and streamlined transaction processes, aiming to close loans quickly and accurately while maintaining full compliance with industry standards. This strategic approach helps FPG Title Group maintain a competitive edge in the market.

In the property management arena, we compete against independent local property management companies and the major national and international commercial real estate property managers, such as Jones Lang LaSalle and Cushman & Wakefield plc. While most of our property management business comes from referrals in our local market, we compete on price and our ability to be on the ground and available to handle day-to-day matters for our clients.

Our real estate coaching business competes against other in-house training services operated by independent real estate brokerage agencies and the international and national franchisors named above, as well as online providers, including The Mike Ferry Organization, Keller Williams Mega Agent Production Systems, Buffini and Co., Tony Robbins Coaching, Craig Proctor Coaching, and Tom Ferry Coaching. We compete on the basis of personalized instruction, our mentorship program that provides a neophyte agent with an experienced coach to guide her and answer questions on an on-going basis after the classroom instruction has ended.

Many of our existing and potential competitors have substantial competitive advantages, including a larger national and international footprint and more recognizable brand, greater financial resources, longer operating histories, a greater breadth of marketing coverage, more extensive relationships in the residential and commercial real estate industry with brokers, agents, service providers and advertisers, stronger relationships with third party data providers such as multiple listing services and listing aggregators, maintain their own in-house software development, have access to larger user bases and greater intellectual property portfolios.

Our Corporate History

La Rosa Holdings Corp. was incorporated in the State of Nevada on June 14, 2021 by its founder, Mr. Joseph La Rosa, to become the holding company for five Florida limited liability companies in which Mr. La Rosa held or controlled a one hundred percent ownership interest: (i) La Rosa Coaching, LLC (“Coaching”); (ii) La Rosa CRE, LLC (“CRE”); (iii) La Rosa Franchising, LLC (“Franchising”); (iv) La Rosa Property Management, LLC (“Property Management”); and (v) La Rosa Realty, LLC (“Realty”). Coaching, CRE, Franchising, Property Management and Realty became direct, wholly owned subsidiaries of the Company as a result of the closing of the Reorganization Agreement and Plan of Share Exchange, dated July 22, 2021, which was effective on August 4, 2021. Pursuant to the Reorganization Agreement, each LLC exchanged 100% of their limited liability company membership interests for one share of the Company’s common stock, $0.0001 par value per share, which share was automatically redeemed for nominal consideration upon the closing of the transaction, resulting each LLC becoming the direct, wholly owned subsidiary of the Company.

The Company conducts its operations through its 25 subsidiaries:

●	La Rosa Realty, LLC is engaged in the residential real estate brokerage business;

●	La Rosa Coaching, LLC is engaged in the delivery of coaching services to our brokers and franchisee’s brokers;

●	La Rosa CRE, LLC is engaged in the commercial real estate brokerage business;

●	La Rosa Franchising, LLC is engaged in the franchising of real estate brokerage agencies;

●	La Rosa Property Management, LLC is engaged in property management services to owners of single-family residential properties;

●	La Rosa Realty Premier, LLC is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty CW Properties, LLC is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty North Florida, LLC is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty Orlando, LLC is engaged mostly in the residential real estate brokerage business;

●	Nona Legacy Powered By La Rosa Realty, Inc. (formerly, La Rosa Realty Lake Nona Inc.) is engaged mostly in the residential real estate brokerage business;

●	Horeb Kissimmee Realty, LLC is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty Winter Garden, LLC is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty Texas, LLC is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty Georgia, LLC is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty California is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty Lakeland LLC is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty Success LLC is engaged mostly in the residential real estate brokerage business;

●	BF Prime LLC is engaged mostly in the residential real estate brokerage business;

●	Nona Title Agency LLC is engaged in providing title services related to real estate transactions;

●	La Rosa Realty NC LLC is engaged mostly in the residential real estate brokerage business;

●	La Rosa Realty Beaches LLC is engaged mostly in the residential real estate brokerage business;

●	Baxpi Holdings LLC is engaged mostly in the residential real estate brokerage business;

●	LR Luxury, LLC is engaged mostly in the residential real estate brokerage business;

●	LR Agent Advance, LLC, formed in April 2025 for the purpose of offering a commission advancement program exclusively for La Rosa agents; and

●	LR Realty Spain S.L., formed in May 2025, to provide real estate brokerage services in Malaga, Spain;

Executive Offices

Our principal corporate office is located at 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747. Our main telephone number is (321) 250-1799, and our main website is www.larosaholdings.com. The contents of our website are not incorporated by reference into this Prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the end of fiscal year 2026; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which generally means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and to the extent we continue to qualify as a “smaller reporting company,” after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Implication of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules, due to the fact that our Chief Executive Officer, Chairman and Founder, Mr. Joseph La Rosa, as of August 18, 2025, controls 95.7% of the total voting power of our common stock based on his ownership of common stock and the 20,000,000 votes provided by his Series X Super Voting Preferred Stock, $0.0001 par value per share, (the “Series X Preferred Stock”) that votes with the common stock, with respect to director elections and other matters.

Assuming that all shares of common stock under the Facility are issued and that we do not issue any more securities, Mr. La Rosa will control 16.7% of total voting power of our Company.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

SUMMARY OF RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2025, and in this Prospectus.

Risks Related to Our Business and Operations

●	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

●	We have a limited operating history with financial results that may not be indicative of future performance, and our revenue growth rate is likely to slow down as our business matures and may slow down due to the recent antitrust litigation.

●	Impairment of goodwill and intangible assets may adversely impact future results of operations.

●	We may not realize the expected benefits of our recent acquisitions because of integration difficulties and other challenges.

●	If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

●	The residential real estate market is cyclical, and we can be negatively impacted by downturns in this market and by general economic conditions.

●	The lack of financing for homebuyers in the U.S. residential real estate market at favorable rates and on favorable terms has had a material adverse effect on our financial performance and results of operations.

●	The housing market is currently in flux with higher mortgage interest rates and generally increasing home prices which makes it difficult to predict future market trends. Any decrease in home sales in the future will have an adverse effect on our financial performance and results of operations.

●	We may fail to successfully execute our strategies to grow our business, including increasing our agent count, expanding the number of our franchisees and agents, or we may fail to manage our growth effectively, which could have a material adverse effect on our brand, our financial performance, and results of operations.

●	We might not be able to attract and retain additional qualified agents and other personnel.

●	Our financial results are affected directly by the operating results of franchisees and agents, over whom we do not have direct control.

●	We are dependent upon the truthfulness of our franchisees to provide accurate reports to us.

●	We depend substantially on our Founder, Joseph La Rosa, and our Chief Operating Officer, Deana La Rosa, and the loss of any our senior management or other key employees or the inability to hire additional qualified personnel could adversely affect our operations, our brand and our financial performance.

●	Concentration of ownership of our voting stock by Mr. La Rosa will prevent new investors from influencing significant corporate decisions.

●	Mr. La Rosa will control all matters that come before the stockholders for a vote and thus we are a “controlled company” within the meaning of the Nasdaq listing requirements and, as a result, the Company will qualify for exemptions from certain corporate governance requirements. If we take advantage of such exemptions, you will not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.
●	We are subject to certain risks related to litigation filed by or against us, and adverse results may harm our business and financial condition.

●	Adverse outcomes in litigation and regulatory actions against the National Association of Realtors, other real estate brokerage companies and agents in our industry could adversely impact our financial results.

●	If we attempt to, or acquire other complementary businesses, we will face certain risks inherent with such activities.

Risks Associated with Our Capital Stock

●	Our failure to maintain our compliance with Nasdaq’s continued standards or other requirements could result in our common stock being delisted from Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

●	The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and minimal profits, which could lead to wide fluctuations in our share price.

●	If our securities become subject to the penny stock rules, it would become more difficult to trade our shares.

●	We may have violated Section 13(k) of the Exchange Act (implementing Section 402 of the Sarbanes-Oxley Act of 2002) and may be subject to sanctions as a result.

●	Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

●	If we continue to fail to maintain an effective system of disclosure controls and fail to maintain an effective system of internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

General Risks

●	If we fail to protect the privacy of employees, independent contractors, or consumers or personal information that they share with us, our reputation and business could be significantly harmed.

●	Cybersecurity incidents could disrupt our business operations, result in the loss of critical and confidential information, adversely impact our reputation and harm our business.

●	Anti-takeover provisions in our amended and restated articles of incorporation and bylaws, as well as provisions in Nevada law, might discourage, delay or prevent a change of control of our Company or changes in our management and, therefore, depress the trading price of our securities.

THE OFFERING

Securities Offered by the Selling Stockholder	Up to 100,000,000 shares of common stock.

Common Stock Outstanding After Offering(1)	101,223,918 shares, assuming (i) that all shares of common stock pursuant to the Facility are issued, and (ii) no other shares of common stock are issued by us.

Terms of the Offering	The Selling Stockholder will determine when and how it will dispose of the shares of common stock registered under this Prospectus. The Selling Stockholder will be able to sell all of its shares for so long as the registration statement of which this Prospectus forms a part is available for use.

Use of Proceeds	We will not receive any of the proceeds from the sales of common stock by the Selling Stockholder pursuant to this Prospectus. We may receive up to $150,000,000 aggregate gross proceeds under the Facility from any sales of shares of our common stock that we make to the Selling Stockholder pursuant to the Facility, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to the Selling Stockholder under the Facility, and that we comply with the other conditions of the Facility.

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholder of a significant amount of shares being registered in the registration statement, of which this Prospectus forms a part, at any given time could cause the market price of our common stock to decline and to be highly volatile, and we do not have the right to control the timing and amount of any sales by the Selling Stockholder of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 14.

Trading Symbol on the Nasdaq Capital Market	LRHC

(1)	Based on 1,223,918 shares of common stock outstanding as of August 18, 2025 and excludes the following as of such date:

●	1,389 shares of our common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $796.75 per share;

●	54,155 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $116.92 per share;

●	7,460 shares of our common stock issuable upon the vesting of restricted stock units; and

●	2,428 shares of our common stock reserved for future issuance under our Second Amended and Restated 2022 Equity Incentive Plan.

RISK FACTORS

The risks and uncertainties described therein and below could materially adversely affect our business, operating results and financial condition, as well as cause the value of our securities to decline. You may lose all or part of your investment as a result. You should also refer to the other information contained in this Prospectus, or incorporated by reference, including our financial statements and the notes to those statements, and the information set forth under the caption “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements. The risks described below and contained in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related to this Offering

The sale of the shares of common stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to decrease.

On August 4, 2025, we entered into the Facility with the Selling Stockholder, pursuant to which the Selling Stockholder committed to purchase up to $150,000,000 of our common stock. The shares that we may issue and sell to the Selling Stockholder under the Facility may be sold by us to the Selling Stockholder from time to time at our discretion over a 36-month period commencing on August 8, 2025. The purchase price for the shares that we may issue and sell to the Selling Stockholder under the Facility will vary based on the price of our common stock at the time we initiate the sale. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to decrease.

We generally have the right to control the timing and amount of any future sales of our shares to the Selling Stockholder. Sales of shares of our common stock to the Selling Stockholder under the Facility, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our common stock that may be available for us to sell pursuant to the Facility. If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Sales of a substantial number of our securities in the public market by the Selling Stockholder and/or by our existing securityholders could cause the price of our shares of common stock to fall.

The Selling Stockholder can sell, under this Prospectus, up to 100,000,000 shares of common stock. Sales of a substantial number of our shares of common stock in the public market by the Selling Stockholder and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of common stock.

Risks Related to the Facility

It is not possible to predict the actual number of shares of common stock we may sell to the Selling Stockholder under the Facility, or the actual gross proceeds resulting from such sales.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of common stock that we may elect to sell to the Selling Stockholder under the Facility, if any, will fluctuate based on the market prices of our common stock at the time we elect to sell shares to the Selling Stockholder pursuant to the Facility, if any, it is not possible for us to predict, as of the date of this Prospectus and prior to any such sales, the number of shares of common stock that we will sell to the Selling Stockholder under the Facility, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Facility, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Facility.

The Company cannot effect any sales under the Facility and the Selling Stockholder will not have any obligation to purchase shares of our common stock under the Facility to the extent that after giving effect to such purchase and sale the aggregate number of shares of common stock issued under the Facility together with any shares of common stock issued in connection with any other transaction that may be considered part of the same series of transactions, where the number of shares issued would exceed the number of shares representing 19.99% of the issued and outstanding shares of common stock as of the date of the Facility (the “Exchange Cap”), unless the Company has obtained stockholder approval as required for issuance of common stock in excess of the Exchange Cap, in accordance with applicable rules of Nasdaq. Accordingly, the Company may not have access to the right to sell the full Commitment Amount (as defined below) to the Selling Stockholder. As of August 18, 2025, there were 1,223,918 shares of common stock outstanding, and therefore the Exchange Cap is 244,783 shares of common stock. the Selling Stockholder will not be required to subscribe for any shares of common stock under the Facility which, when aggregated with all other shares of common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Selling Stockholder and its affiliates to exceed 4.99% (which the Selling Stockholder, upon notice to the Company, may increase or decrease but in no event in excess of 9.99%) of the outstanding voting power or number of the common stock.

If, following satisfaction of the conditions set forth in the Facility, we elect to sell to the Selling Stockholder all of Shares being registered for resale hereunder, depending on the market prices of our common stock at the time of such sales, the gross proceeds from such sales of all such shares of common stock by us to the Selling Stockholder may be substantially less than the $150,000,000 total purchase commitment available to us under the Facility, which could materially adversely affect our liquidity.

If it becomes necessary for us to issue and sell to the Selling Stockholder shares of common stock in excess of the Exchange Cap under the Facility in order to receive additional gross proceeds up to $150,000,000 under the Facility, then for so long as the Exchange Cap continues to apply to the issuances and sales of our common stock under the Facility, we must first obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with the applicable Nasdaq listing rules. Any issuance and sale by us under the Facility of shares of common stock in excess of the Exchange Cap could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of common stock, if any, we ultimately sell to the Selling Stockholder under the Facility, and the sale of common stock under the Facility may cause the trading price of our common stock to decline.

Investors who buy shares at different times will likely pay different prices, and the sale of the shares of common stock acquired by the Selling Stockholder could cause the price of our common stock to decline.

Pursuant to the Facility, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our common stock to the Selling Stockholder pursuant to the Facility, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. Further, the sale of a substantial number of shares of our common stock by the Selling Stockholder, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We may not have access to the full amount available under the Facility with the Selling Stockholder. We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct the Selling Stockholder to purchase up to $150,000,000 worth of shares of our common stock in a “regular purchase” (as set forth in the Facility) from time to time under the Facility over a 36-month period generally in amounts of shares of common stock that vary depending on the closing sale price of our common stock at the time of sale. Moreover, under certain circumstances as set forth in the Facility, we may, in our sole discretion, also direct the Selling Stockholder to purchase additional shares of common stock in “accelerated purchases” as set forth in the Facility.

Depending on the prevailing market price of our common stock, we may not be able to sell shares to the Selling Stockholder for the maximum $150,000,000 over the term of the Facility. In addition, the Selling Stockholder will not be required to purchase any shares of our common stock if such sale would result in the Selling Stockholder’s stock exceeding the 4.99% (which the Selling Stockholder, upon notice to the Company, may increase or decrease but in no event in excess of 9.99%) of the outstanding voting power or number of the common stock. Our inability to access a portion or the full amount available under the Facility, in the absence of any other financing sources, could have a material adverse effect on our business.

If obtaining sufficient funding from the Selling Stockholder were to prove unavailable or prohibitively dilutive, we will need to secure another source of capital in order to satisfy our working capital needs.

Our management will have broad discretion over the use of the net proceeds, if any, from sales of shares of our common stock to the Selling Stockholder, and you may not agree with how we use the proceeds and the proceeds may not be used effectively.

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will not receive any proceeds upon the sale of shares by the Selling Stockholder. However, we may receive gross proceeds of up to $150,000,000 from the sale of shares under the Facility to the Selling Stockholder. The anticipated use of net proceeds from the sale of our common stock to the Selling Stockholder under the Facility represents our intentions based upon our current plans and business conditions. Because we have not designated the amount of net proceeds from the sale of shares under the Facility to be used for any particular purpose, our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to the Selling Stockholder. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately, effectively, or efficiently. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. Further, our management may use the net proceeds for corporate purposes that may not improve our business, financial condition or market value. The failure of our management to use such funds appropriately, effectively, or efficiently could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.” If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the years ended December 31, 2024 and 2023 were prepared under the assumption that we would continue our operations as a going concern, the reports of our independent registered public accounting firm that accompanies our financial statements for the years ended December 31, 2024 and 2023, contains an explanatory paragraph regarding going concern in which such firm expressed substantial doubt about our ability to continue as a going concern, based on that we have incurred recurring net losses, and our operations have not provided net positive cash flows. This going concern risk may materially limit our ability to raise additional funds through the issuance of new debt or equity or may adversely affect the terms upon which such capital may be available. The inability to obtain sufficient financing on acceptable terms could have a material adverse effect on the Company’s financial condition, results of operations, and business prospects.

The Company has incurred recurring net losses, including a net loss of $14,349,996 for the year ended December 31, 2024, compared to $7,823,763 for the year ended December 31, 2023 and the Company’s operations have not provided net positive cash flows in the year ended December 31, 2024. The Company has also incurred recurring net losses, including a net loss of $95,902,812 for three months ended March 31, 2025, compared to $4,829,463 for three months ended March 31, 2024 and the Company’s operations have not provided net positive cash flows in the three month ended March 31, 2025. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate positive cash flows from operations and to secure additional sources of equity and/or debt financing. Despite the Company’s intent to fund operations through equity and debt financing arrangements, there is no assurance that such financing will be available on terms acceptable to the Company, if at all.

We plan on continuing to expand via acquisition, which we believe will us achieve future profitability, and we intend to raise capital from outside investors, as we have done in the past, to fund operating losses and to provide capital for further business acquisitions. However, there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings, or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in us.

We have a limited operating history with financial results that may not be indicative of future performance, and our revenue growth rate is likely to slow down as our business matures and may slow down due to the recent antitrust litigation.

We began operations in 2021. As a result of our limited operating history, we have limited financial data that can be used to evaluate our current business, and such data may not be indicative of future performance. We have encountered, and expect to continue to encounter, risks and difficulties frequently experienced by growing companies, including challenges in financial forecasting accuracy, hiring of experienced personnel, hiring of technology employees, determining appropriate investments, developing new products and features, assessing legal and regulatory risks, among others. Any evaluation of our business and prospects should be considered in light of our limited operating history, and the risks and uncertainties inherent in investing in early-stage companies. In addition, recent settlements of litigation based on alleged violations of federal and state antitrust laws may have an adverse impact on our potential growth.

We may not realize the expected benefits of our recent acquisitions because of integration difficulties and other challenges.

The success of our recent acquisitions will depend, in part, on our ability to realize the anticipated revenue, cost-savings, tax, collaboration and other synergies from integrating our two recent acquisitions with our existing business. The integration process may be complex, costly, and time-consuming. The difficulties of integrating the operations could include, among others:

●	failure to implement our business plan for the combined business;

●	unanticipated issues in integrating logistics, information, communications, and other systems;

●	unanticipated changes in applicable laws and regulations;

●	negative impacts on our internal control over financial reporting accounting; and

●	other unanticipated issues, expenses, or liabilities that could impact, among other things, our ability to realize any expected synergies on a timely basis, or at all.

We may not accomplish the integration smoothly, successfully, or within the anticipated costs or time frame. The diversion of the attention of management from our current operations to the integration effort and any difficulties encountered in combining operations could prevent us from realizing the full benefits anticipated to result from the share exchanges and could adversely affect our business. In addition, the integration efforts could divert the focus and resources of the management of the Company from other strategic opportunities and operational matters during the integration process.

Risks Related to the Ownership of Our Common Stock

We are currently listed on The Nasdaq Capital Market. Our failure to maintain our compliance with Nasdaq’s continued listing standards or other requirements could result in our common stock being delisted from Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

Our common stock is currently listed on the Nasdaq Capital Market on Nasdaq under the symbol “LRHC.” Nasdaq requires listed issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders.

If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your shares.

On May 30, 2025, the Company received a letter from Nasdaq indicating that, because the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ended March 31, 2025 was $(83,377,044), the Company is no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. Nasdaq’s letter provides the Company with 45 calendar days, or until July 14, 2025, to submit a plan to regain compliance. On July 14, 2025, we submitted to Nasdaq our plan to regain compliance. If the plan is accepted, the Company can be granted up to 180 calendar days from May 30, 2025 (or until November 26, 2025), to evidence compliance. There can be no assurance that the Company will be able to regain or maintain compliance with all applicable continued listing requirements or that its plan will be accepted by the Nasdaq.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under the Securities and Exchange Commission rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock could cause the market price of our common stock to decline and would result in the dilution of your holdings.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur could adversely affect the market price of our common stock.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our securities.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our securities.

Concentration of ownership of our voting stock by Mr. La Rosa will prevent new investors from influencing significant corporate decisions.

Based on our common stock outstanding as of August 18, 2025, Mr. La Rosa had voting power of approximately 95.7% of our outstanding voting stock. As a result, Mr. La Rosa, our President and Chief Executive Officer, Chairman of the Board of Directors, and the stockholder holding a majority of the voting power of the Company, controls all matters requiring stockholder approval, including the election and removal of directors and any merger or other significant corporate transactions. The interests of Mr. La Rosa may not coincide with the interests of other stockholders.

Mr. La Rosa may have interests different than yours and may vote in a way with which you disagree and that may be adverse to your interests. In addition, Mr. La Rosa’s concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our common stock to decline or prevent our stockholders from realizing a premium over the market price for their common stock. In addition, he may want the Company to pursue strategies that deviate from the interests of other stockholders. Investors should consider that the interests of Mr. La Rosa may differ from their interests in material respects.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

We are and, upon the completion of this offering, will continue to be a “controlled company” as defined under the Nasdaq Listing Rule 5615(c)(1) and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to stockholders of companies that are subject to all the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our shares to be less attractive to certain investors or otherwise harm our trading price.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of “blank check” preferred stock, meaning our Board of Directors can designate the rights and preferences of classes or series of such preferred stock without stockholder approval. Any preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. There can be no assurance that we will not issue preferred stock in the future.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from equity and debt offerings to sustain our operations, and, in the future, we hope to rely on cash from equity and debt financings and revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding, and our ability to secure new sources of funding could be impaired.

Additionally, obtaining future equity or debt financing on favorable terms may be difficult, and we may not be able to secure additional capital when needed or on terms favorable to us. If we are unable to obtain necessary financing or are forced to obtain financing on unfavorable terms, our business, operating results, and financial condition could be adversely affected.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

The price of our common stock may be adversely affected by the future issuance and sale of shares of our common stock or other equity securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities, future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or the announcement that such issuances and sales may occur could adversely affect the market price of our common stock.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all our earnings in the foreseeable future will be used to provide working capital to support our operations and to finance the growth and development of our business. Any decision to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon several factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock.

USE OF PROCEEDS

This Prospectus relates to the shares of our common stock that may be offered and resold from time to time by the Selling Stockholder. See “Plan of Distribution” elsewhere in this Prospectus for more information. All of the shares of common stock offered by the Selling Stockholder pursuant to this Prospectus will be sold by the Selling Shareholder for its respective account. We will not receive any of the proceeds from these sales.

We may receive up to $150,000,000 in aggregate gross proceeds from sales of shares of our common stock we make to the Selling Stockholder under the Facility. We may choose to sell fewer than $150,000,000 in shares of our common stock, or, due to the Exchange Cap and/or the beneficial ownership limitation, we may not be able to sell all $150,000,000 in shares of our common stock under the Facility, in which case we would raise less than $150,000,000 in aggregate gross proceeds under the Facility. It is also possible that we do not sell any shares of our common stock under the Facility.

The Company has broad discretion in the use of the net proceeds from any sales of shares of our common stock to the Selling Stockholder under the Facility. Based upon our current plans and business conditions, we intend to use the net proceeds from such sales to, without limitation, primarily purchase additional bitcoin for the Company’s corporate treasury, working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for any such purposes. The amounts and timing of our actual expenditures may vary significantly and will depend on numerous factors, including market conditions, cash generated or used by our operations, business developments, industry developments and opportunities that may arise. We may find it necessary or advisable to use portions of the proceeds we receive from our sales of shares of common stock to the Selling Stockholder under the Facility for other purposes.

We will bear all of the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, the registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the resale of shares of our common stock. See “Plan of Distribution” for additional information.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our common stock may be resold by the Selling Stockholder under this Prospectus. The actual offering price by the Selling Stockholder of the shares of common stock covered by this Prospectus will be determined by prevailing market prices at the time of the sale, by private transactions negotiated by the Selling Stockholder or as otherwise described in the section under the heading “Plan of Distribution.”

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the Nasdaq Capital Market under the symbol “LRHC.” A description of our common stock is set forth under the heading “Description of Capital Stock,” beginning on page 30 of this Prospectus.

The last reported sale price for our common stock on August 18, 2025, as reported by Nasdaq, was $5.34 per share.

Holders

As of August 18, 2025, we had 151 record holders of our common stock issued and outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Vstock Transfer, LLC located at 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Dividend Policy

The Company has not declared nor paid any cash dividends on its publicly traded common stock after the completion of our IPO in October 2023. We currently intend to retain earnings and profits, if any, to support our business strategy and do not intend to pay any cash dividends within the foreseeable future. Any future determination to pay cash dividends will be at the sole discretion of our Board of Directors and will depend upon the financial condition of the Company, its operating results, capital requirements, general business conditions and any other factors that our Board of Directors deems relevant.

EQUITY PURCHASE FACILITY AGREEMENT

The Facility

On August 4, 2025 (the “Agreement Date”), the Company entered into the Facility Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder committed to purchase, subject to certain conditions and limitations, up to $150,000,000 (the “Commitment Amount”) in newly issued shares of the Company’s common stock.

Pursuant to the terms and subject to the conditions of the Facility Agreement, at any time until the Facility is terminated, the Company, in its sole discretion, has the right, but not the obligation, to issue and sell to the Selling Stockholder, and the Selling Stockholder must purchase from the Company shares of its common stock (“Advance Shares”) by the delivery to the Selling Stockholder of Advance Notices (as defined below). The Company must, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount (as defined in the Facility Agreement), it desires to issue and sell to the Selling Stockholder in each Advance Notice and the time it desires to deliver each written notice to the Selling Stockholder setting forth the number of Advance Shares the Company desires to issue and sell to the Selling Stockholder (each, an “Advance Notice”). There is no mandatory minimum Advance (as defined in the Facility Agreement) and the Company is under no obligation to deliver any Advance Notice or to draw upon the Facility, there are no non-usage fees for not utilizing the Commitment Amount or any part thereof, and the Company paid no upfront commitment fee to the Selling Stockholder for the right to deliver any Advance Notices.

In each Advance Notice, the Company must select either a Regular Purchase Pricing Period, an Accelerated Purchase Pricing Period or an Extended Pricing Period (each as defined in the Facility Agreement), with the price per Advance Share during: (A) a Regular Purchase Pricing Period being the lower of (i) the lowest price at which common stock traded during the relevant Pricing Period (as defined therein); and (ii) the lowest Hourly VWAP (as defined therein) during the relevant Pricing Period; (B) an Accelerated Purchase Pricing Period being the lower of (i) the lowest price the common stock traded during the Regular Trading Hours (as defined therein) of the trading day applicable to the relevant Pricing Period and (ii) the lowest Hourly VWAP (as defined therein of the common stock during the Regular Trading Hours (as defined therein) applicable to the relevant Pricing Period; and (C) an Extended Purchase Pricing Period being the lower of (i) the lowest price the common stock traded during the Extended Trading Hours (as defined therein) on the trading day applicable to the relevant Pricing Period and (ii) the lowest Extended Hourly VWAP (as defined therein) of the common shares during the trading day applicable to the relevant.

The proceeds from any sale of Advance Shares by the Company under the Facility Agreement may be used by the Company in the manner set forth in this Prospectus, including for working capital purposes for the Company and its subsidiaries. However, neither the Company nor any of its subsidiaries directly or indirectly will use the proceeds of the transactions contemplated in the Facility Agreement to repay any advances or loans to any executives or employees of the Company or any subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any subsidiary.

The Company will control the timing and amount of any sales of Advance Shares to the Selling Stockholder. Actual sales of Advance Shares under the Facility will depend on a variety of factors to be determined by the Company from time to time, which may include, without limitation, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for its business and operational needs. The net proceeds under the Facility to the Company will depend on the frequency and prices at which the Company sells Advance Shares to the Selling Stockholder.

The Selling Stockholder will not be required to subscribe for any Advance Shares under the Facility Agreement which, when aggregated with all other Shares then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Selling Stockholder and its affiliates to exceed 4.99% (which the Selling Stockholder, upon notice to the Company, may increase or decrease but in no event in excess of 9.99%) of the outstanding voting power or number of the Common Stock. As of August 4, 2025, the Selling Stockholder beneficially owned no shares of our common stock.

The Facility Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

A.G.P./Alliance Global Partners and Curvature Securities, LLC acted as placement agents in connection with the transactions contemplated by the Facility Agreement, for which the Company has agreed to pay a cash compensation equal to 1.4985 and 0.1665%, respectively, of the proceeds of the Company received pursuant to the Facility at the time of the placement of the Advance Shares issued thereunder.

The Company cannot effect any sales under the Facility and the Selling Stockholder will not have any obligation to purchase Advance Shares under the Facility to the extent that after giving effect to such purchase and sale the aggregate number of Advance Shares issued under the Facility together with any shares of common stock issued in connection with any other transaction that may be considered part of the same series of transactions, where the number of shares issued would exceed the number of shares representing 19.99% of the issued and outstanding shares of common stock as of the date of the Facility (the “Exchange Cap”), unless the Company has obtained stockholder approval as required for issuance of common stock in excess of the Exchange Cap, in accordance with the applicable rules of Nasdaq. Accordingly, the Company may not have access to the right to sell the full Commitment Amount to the Selling Stockholder under the Facility until such stockholder approval is obtained.

Pursuant to the Facility Agreement, the Company is required to provide each stockholder entitled to vote at a meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than sixty (60) days after the Agreement Date (the “Stockholder Meeting Deadline”), a proxy statement in a form reasonably acceptable to the Investor and counsel, at the expense of the Company to solicit each of the Company’s stockholders’ affirmative vote at the Stockholder Meeting for approval of the proposal (“Stockholder Proposal”) to authorize the issuance of all of the Advance Shares issuable thereunder in compliance with the rules and regulations of the Nasdaq Capital Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company is required to use its reasonable best efforts to solicit its stockholders’ approval of such proposal and to cause the board of directors of the Company to recommend to the stockholders that they approve such proposal.

Notwithstanding the foregoing, if the Company is able to obtain the written consent of holders of a majority of the shares of its issued and outstanding Advance Shares to obtain Stockholder Approval (the “Stockholder Consent”), the Company may satisfy the foregoing obligations under the EPFA by obtaining such consent and submitting for filing with the Securities and Exchange Commission a Preliminary Information Statement on Schedule 14C no later than 20 days prior to the Stockholder Meeting Deadline, followed by a Definitive Information Statement on Schedule 14C no later than the timeline for such filing prescribed by the Securities Exchange Act of 1934, as amended; provided, however, that if the Company receives a notification from the Nasdaq Capital Market that the Stockholder Consent must be modified, then the Company shall use its best efforts to provide a new Stockholder Consent.

There are substantial risks to the Company’s stockholders as a result of the sale and issuance of Advance Shares to the Selling Stockholder under the Facility Agreement. These risks include the potential for substantial dilution and significant declines in the share price of the Company’s securities. See “Risk Factors - Risks Related to this Offering” elsewhere in this Prospectus.

Conditions to Each Advance under the Facility

The Selling Stockholder’s obligation to accept Advance Notices that are delivered by the Company in accordance with the terms of the Facility Agreement and to purchase Advance Shares under the Facility is subject to the satisfaction, at the applicable Advance Notice Date (as defined therein), of certain conditions, including (among others): (i) the accuracy in all material respects of the representations and warranties of the Company included in the Facility Agreement; (ii) the registration statement pursuant to which the Selling Stockholder is permitted to utilize a prospectus for resale of the Advance Shares issuable pursuant to such Advance Notice has been declared effective under the Securities Act by the SEC; (iii) the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date (as defined therein); (iv ) the Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Advance Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom, and the sale and issuance of such Advance Shares shall be legally permitted by all laws and regulations to which the Company is subject; (v) no Material Outside Event or Material Adverse Effect (each as defined in the Facility Agreement) shall have occurred and be continuing; (vi) the Advance Shares have been approved for trading on the Company’s Principal Market (as defined in the Facility Agreement), subject to official notice of issuance; trading in the common stock shall not have been suspended by the SEC, the Principal Market or FINRA; and the Company shall not have received any final and non-appealable notice that the listing or quotation of the common stock on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the common stock is listed on any subsequent Principal Market); nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the common stock, electronic trading or book-entry services by DTC with respect to the common stock that is continuing; the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the common stock, electronic trading or book-entry services by DTC with respect to the common stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction); and (viii) the absence of certain bankruptcy or insolvency events or proceedings with respect to the Company.

Future Variable Rate Transactions and Rights of First Refusal

Under the Facility Agreement, from the Agreement Date until the earlier of (i) the date that the Selling Stockholder has purchased $20 million in Advance Shares thereunder, (ii) 12 months after the date on which the registration statement of which this Prospectus forms a part is declared effective by the SEC and (iii) three (3) months after the date of termination of the Facility Agreement, the Company and each of its subsidiaries shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined therein) of common stock or common stock equivalents (or a combination thereof) involving a Variable Rate Transaction (as defined therein, subject to certain specified exceptions, without the prior written consent of the Selling Stockholder. Under the Facility Agreement, in the event that, during the period commencing on the Agreement Date and ending on the date that is three (3) months after the date of termination of the Facility Agreement, the Company receives a Bona Fide Offer of a Subsequent Placement (as such terms are defined therein), then the Company must first offer such opportunity to the Selling Stockholder to provide such capital or financing to the Company on the same or similar terms as the respective third party’s terms, and the Selling Stockholder may in its sole discretion determine whether the Selling Stockholder will provide such capital or financing for such Subsequent Placement.

Termination of the Facility

The term of the Facility provided under the Facility Agreement will expire on the earlier to occur of (i) the first day of the next month following the 36-month anniversary of the first trading date after the Agreement Date, and (ii) the date on which the Selling Stockholder shall have made payment of advances pursuant to the Facility Agreement for Advance Shares equal to the Commitment Amount; provided that the Company may terminate the Facility Agreement effective upon five trading days’ prior written notice to the Selling Stockholder (provided that there are then no outstanding advance notices the Advance Shares under which have yet to be issued).

No Short-Selling by the Selling Stockholder

Pursuant to the Facility Agreement, the Selling Stockholder agreed that neither it nor any of its officers, or any entity managed or controlled by it may (each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the common stock, or (ii) engage in any hedging transaction, which establishes a net short position with respect to the common stock, in each case either for its own principal account or for the principal account of any other Restricted Person. However, a Restricted Person may: (1) sell “long” (as defined under Rule 200 promulgated under Regulation SHO) under the Exchange Act) Advance Shares; and (2) sell a number of shares of common stock equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to the Facility Agreement.

Registration Rights Agreement

In connection with the Facility, the Company also entered into a Registration Rights Agreement (the “RRA”) with the Selling Stockholder dated the Agreement Date, pursuant to the terms of which the Company agreed to file a registration statement with the SEC to register the resale of the Advance Shares that are to be issued to the Selling Stockholder under the Facility within sixty (60) calendar days of the date of the RRA. The Company agreed to use its reasonable best efforts to cause the registration statement to be declared effective as soon as practicable, but in no event later than ninety (90) calendar days following the date of the RRA (subject to certain extensions), and to keep the registration statement continuously effective from the date on which the SEC declares it effective until (i) the date on which the Selling Stockholder shall have resold all the Registrable Securities (as such term is defined in the RRA) covered thereby, (ii) the date of termination of the Facility if, as of such termination date, the Selling Stockholder holds no Registrable Securities, and (iii) the date on which all of the Registrable Securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 as promulgated by the SEC under the Securities Act.

If the registration statement covering the resale of such Advance Shares is not filed or declared effective by certain days set forth in the RRA (among other things, the “Event Date”), on each such Event Date and on each monthly anniversary of such Event Date thereafter (if not cured by such date) or any pro rata portion thereof, until the applicable Event Date is cured or sixty calendar days after the applicable Event Date, whichever comes first, the Company shall pay to the Selling Stockholder an amount in cash, as partial liquidated damages, equal to the product of 2% multiplied by the total purchase price of each outstanding Advance Notice; provided, that the maximum aggregate amount payable thereunder shall not exceed 4% of such amount. The filing and effectiveness of the registration statement of which this Prospectus forms a part satisfies the obligation of the Company under the RRA to file and have declared effective by the SEC a registration statement covering the resale of such Advance Shares.

Under the RRA, the Company has granted to and received from the Selling Stockholder customary indemnification rights in connection with the registration of Advance Shares under the RRA.

Stockholder Approval

The Company is currently listed on the Nasdaq Capital Market and is subject to the listing rules of The Nasdaq Stock Market LLC. The issuance of the Shares implicate certain of the Nasdaq listing standards requiring prior stockholder approval in order to maintain our listing on Nasdaq. On August 6, 2025, Joseph La Rosa, the Company’s Chief Executive Officer, President and Chairman, and JLR-JCCLT1 Land Trust controlled by Mr. La Rosa, as the stockholders holding majority of the voting power of the Company, in accordance with Nasdaq Listing Rules 5635(b) and 5635(d), approved the entry into the Facility Agreement and the transactions contemplated thereunder, including the issuance of the Shares, by written consent in lieu of having a stockholders’ meeting. The Company has filed a preliminary information statement on Schedule 14C with the SEC on August 8, 2025 notifying stockholders of such written consent. On August 18, 2025, the Company filed a definitive information statement on Schedule 14C with the SEC and commenced mailing the definitive information statement to stockholders of record as of the close of business on August 6, 2025.

Pursuant to the terms of the Facility Agreement, issuance of Shares pursuant to the Facility in excess of 19.99% of the Company’s outstanding shares of common stock is conditional upon obtaining the approval of the Company’s stockholders in accordance with the rules and regulations of the Nasdaq Capital Market.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time to time by the Selling Stockholder named in the table below of any or all of the common stock that has been or may be issued by us to the Selling Stockholder as part of the Placement. We are registering the common stock pursuant to the provisions of the Registration Rights Agreement entered into with the Selling Stockholder in order to permit such Selling Stockholder to offer its shares for resale from time to time.

The table below presents information regarding the Selling Stockholder and the common stock they may offer from time to time under this Prospectus. This table is prepared based on holdings by the Selling Stockholder as of August 18, 2025. As used in this Prospectus, the term “Selling Stockholder” includes the Selling Stockholder name in the table below, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from such Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares to be Offered for Resale Pursuant to this Prospectus” represents all of the common stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholder will hold its shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes common stock with respect to which the Selling Stockholder has voting and investment power. Pursuant to the Facility Agreement, the Selling Stockholder will not be required to subscribe for any Advance Shares which, when aggregated with all other Shares then beneficially owned by the Selling Stockholder and its affiliates, would result in the beneficial ownership by the Selling Stockholder and its affiliates to exceed 4.99% (which the Selling Stockholder, upon notice to the Company, may increase or decrease but in no event in excess of 9.99%) of the outstanding voting power or number of the common stock. The second column reflects that beneficial ownership limitation. The third column does not, and it assumes that the maximum number of shares to be offered for resale pursuant to this Prospectus has been issued to each Selling Stockholder. The fourth and fifth columns assume the sale of all of the shares offered by the Selling Stockholder pursuant to this Prospectus.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering		Maximum Number of Shares to be Offered for Resale Pursuant to this Prospectus		Number of Shares Beneficially Owned After Offering	Percent of the Class to be Owned After Offering
SZOP OPPORTUNITIES I LLC(1)	61,073	(2)	100,000,000	(3)	-0-	*

*	Represents less than 1%.
(1)	Kerry Propper and Antonio Ruiz-Gimenez, each a managing member of SZOP Multistrat Management LLC, the manager of the Selling Stockholder, has voting and investment power over the securities held by the Selling Stockholder, and each disclaim any beneficial ownership of the Company’s securities reported herein. The address of the Selling Stockholder is 1 Penn Plaza, Suite 4810, New York, NY 10119. Mr. Propper is also the executive Chairman and substantial owner of Chardan Capital Markets, LLC, a broker-dealer. The Selling Stockholder will purchase the securities included in this Offering in the ordinary course of business, and at the time of the purchase of such securities, the Selling Stockholder will not have agreements or understandings, directly or indirectly, with any person to distribute such securities.
(2)	Consists of the number of shares of common stock the Selling Stockholder will be deemed to beneficially own upon the effectiveness of this Registration Statement equal to 4.99%, of 1,223,918 shares of common stock outstanding as of August 18, 2025.
(3)	Consists of 100,000,000 Shares issuable pursuant to the Facility.

PLAN OF DISTRIBUTION

We are registering up to 100,000,000 shares of common stock to permit the resale or transfer of these shares of common stock by the Selling Stockholder from time to time after the date of this Prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock hereunder.

The Selling Stockholder may sell or transfer the securities by one or more of the following methods, without limitation:

a)	Block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this Prospectus;

b)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

c)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

d)	privately negotiated transactions;

e)	through the distribution of the securities by the Selling Stockholder to its partners, members or equity holders;

f)	one or more underwritten offerings on a firm commitment or best efforts basis;

g)	any combination of any of these methods of sale; and

h)	any other method permitted pursuant to applicable law.

The Selling Stockholder may elect to make a pro rata in-kind distribution of securities to its members, partners or equity holders pursuant to the registration statement of which this Prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or equity holders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

The Selling Stockholder may also transfer the securities by gift. We do not know of any arrangements by the Selling Stockholder for the sale of any of the securities. The Selling Stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of the Selling Stockholder. Broker-dealers may agree with the Selling Stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for the Selling Stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Stockholder may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, when such resale under Rule 144 becomes available, rather than pursuant to this Prospectus, regardless of whether the securities are covered by this Prospectus.

From time to time, the Selling Stockholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Stockholder. The respective number of each of the Selling Stockholder’ securities offered under this Prospectus will decrease as and when it takes such actions. The plan of distribution for the Selling Stockholder’ securities will otherwise remain unchanged.

To the extent required under the Securities Act, the aggregate amount of Selling Stockholder’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholder and/or purchasers of Selling Stockholder common stock, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder is an “underwriter” and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The Selling Stockholder has represented to us that at no time prior to the date of the Facility has the Selling Stockholder, its sole member, any of their respective officers, or any entity managed or controlled by the Selling Stockholder or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. the Selling Stockholder has agreed that during the term of the Facility, neither it, nor any of its sole member, any of their respective officers, or any entity managed or controlled by the Selling Stockholder will enter into or effect, directly or indirectly, any of the foregoing transactions.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this Prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this Prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock currently consists of 2,050,000,000 shares, consisting of 2,000,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.

The following description summarizes important terms of the classes of our capital stock following the filing of our articles of incorporation. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this Prospectus is a part.

As of August 18, 2025, there were 1,223,918 shares of common stock, 2,000 shares of Series X Super Voting Preferred Stock, and 6,000 shares of Series B Convertible Preferred Stock issued and outstanding. Assuming (i) all Shares are issued pursuant to the Facility, and (ii) no other shares of common stock are issued by us, we will have 101,223,918 shares of common stock outstanding. If the Company does not sell all Shares pursuant to the Facility to the Selling Stockholder, we would have less common stock outstanding.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Under our articles of incorporation and bylaws, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no pre-emptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our articles of incorporation authorize our Board to issue up to 50,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Series X Super Voting Preferred Stock

On July 29, 2021, we filed an Amended and Restated Articles of Incorporation with the Secretary of State of Nevada designating 2,000 shares of the authorized preferred stock as “Series X Super Voting Preferred Stock” and issued 100% of the Super X Super Voting Preferred Stock to Mr. Joseph La Rosa, our Chief Executive Officer, President and Chairman.

The holder of our Series X Super Voting Preferred Stock is entitled to the following rights:

Voting Rights. Each share of our Series X Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

Conversion. The Series X Super Voting Preferred Stock is not convertible into common stock or any other securities of the Company.

Dividend Rights. The holders of our Series X Super Voting Preferred Stock are not entitled to any dividend rights or to participate in dividends paid on the Company’s common stock.

Liquidation Rights. The holders of the Series X Super Voting Preferred Stock are not entitled to any liquidation preference.

Series A Convertible Preferred Stock

On February 13, 2023, the Company filed with the Secretary of State of Nevada a Certificate of Designations, Preferences and Rights of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”), designating 11,000 shares of the authorized preferred stock as the “Series A Convertible Preferred Stock.” All shares of Series A Preferred Stock were automatically convertible into shares of the Company’s common stock on the closing date of the IPO. The Company previously issued 3,436 shares of Series A Preferred Stock, all of which automatically converted into the common stock of the Company upon the closing of the IPO. As of the date of the Prospectus, none of Series A Convertible Preferred Stock are outstanding.

Series B Convertible Preferred Stock

No Dividends; Voting Rights

The Series B Preferred Stock bears no dividends.

Holders of shares of Series B Preferred Stock are entitled to vote with the holders of outstanding shares of common stock of the Company, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration (whether at a meeting or stockholders of the Company, by written action of stockholders in lieu of a meeting or otherwise). In any such vote, each share of Series B Preferred Stock will be entitled to a number of votes equal to the lesser of (a) the number of shares of common stock into which such shares of Series B Preferred Stock are convertible as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent and (b) 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such a conversion (the “Maximum Percentage”).

Conversion Rights

Subject to the Maximum Percentage, holders of outstanding shares of Series B Preferred Stock are entitled to convert any portion of the outstanding and unpaid Conversion Amount (as hereinafter defined) thereof into shares of common stock at the Conversion Rate (as hereinafter defined). For such purpose: (i) “Conversion Amount” means the stated value thereof and any other unpaid amounts owed to such holder(s) under the Exchange Documents (as defined in the Exchange Agreement); (ii) “Conversion Rate” means the amount determined by dividing (x) such Conversion Amount by (y) the Conversion Price; and (iii) “Conversion Price”, as of any date of determination and subject to adjustment as provided therein (if any), at the option of the converting holder(s), either: (A) $0.25 per share (subject to adjustment), or (B) the “Alternate Conversion Price”. As used in this paragraph, “Alternate Conversion Price” means the lower of (x) the “Floor Price” of $0.082 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) 95% of the lowest VWAP (as defined in the Certificate of Designation) of the common stock during the seven (7) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice. In the event the holder elects to convert the Series B Preferred Stock at the Alternate Conversion Price, the Conversion Amount shall be multiplied by (i) if in connection with a Change of Control (as defined in the Certificate of Designation, 105% or (ii) otherwise, 125%,

A holder of Series B Preferred Stock will not have the right to convert any portion of their shares thereof to the extent that, after giving effect to such conversion, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage. Such Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder upon 61 days’ prior written notice to the Company.

Subject to certain exceptions outlined in the Certificate of Designation, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of common stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, common stock, at an effective price per share less than the Conversion Price of the Series B Preferred Stock then in effect, the Conversion Price of the Series B Preferred Stock will be reduced to equal the effective price per share in such dilutive issuance.

Company Optional Redemption Rights

Under the Certificate of Designation, the Company has the right to redeem all, but not less than all, of the then outstanding shares of Series B Preferred Stock at a price equal to the greater of (i) the Conversion Amount being redeemed and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed multiplied by (2) the greatest Closing Sale Price (as defined therein) of the common stock on any trading day during the period commencing on the date immediately preceding the date of the Company’s notice to the holder(s) of Series B Preferred Stock of such redemption and ending on the trading day immediately prior to the date the Company makes the entire redemption payment required to be made under the Certificate of Designation.

Warrants and Options

As of August 18, 2025, there are 3 outstanding warrants covering 1,389 shares of common stock and 23 outstanding options covering 54,155 shares of common stock.

Possible Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and bylaws

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with an “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the combination meets all of the requirements of the resident domestic corporation’s articles of incorporation and the combination or transaction by which the person first became an interested stockholder is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. The prohibition extends beyond the expiration of the two-year period, unless the combination meets all of the requirements of the resident domestic corporation’s articles of incorporation and (a) the combination or transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (b) the combination is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (c) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

The business combination provisions do not apply to a person after the expiration of four years after the person first became an interested stockholder.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding the determination date, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws contain provisions that could make it more difficult to acquire control of our Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock. We believe that the availability of the “blank check” preferred stock under our Articles of Incorporation provides us with flexibility in addressing corporate issues that may arise. The Board of Directors has the power, subject to applicable law, to issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock. Our Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Having these authorized shares available for issuance allows us to issue shares without the expense and delay of a special stockholders’ meeting. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render it more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger, or otherwise. The above provisions may deter a hostile takeover or delay a change in control or management of our Company.

Election and Removal of Directors. Directors will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the stockholders’ meeting and entitled to vote on the election of directors. Our Articles of Incorporation does not provide for a classified Board of Directors or cumulative voting in the election of directors. Under our bylaws, subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

Size of Board and Vacancies. The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Articles of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.

Vacancies occurring on our Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by a vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office only until the next election of one or more directors by the stockholders.

Amendment. The Board of Directors is expressly empowered to adopt, amend or repeal our bylaws. The stockholders shall also have power to adopt, amend or repeal the bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Articles of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Special Meetings of Stockholders. Special meetings of the stockholders may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by directors representing a quorum of the Board of Directors or (iv) by the holders of shares entitled to cast not less than 33 1/3% of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our common stock immediately following this offering may be subject to such penny stock rules, purchasers in this offering will, in all likelihood, find it more difficult to sell their common stock shares in the secondary market.

Dividend Policy

We will not distribute cash to our common stock stockholders until the Company generates net income. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

EXPERTS

The 2024 and 2023 consolidated financial statements of La Rosa Holdings Corp. included in La Rosa Holdings Corp.’s Annual Report on Form 10-K for the years ended December 31, 2024 and 2023, have been audited by Marcum LLP, the independent registered public accounting firm for the Company, as set forth in their report thereon which includes an explanatory paragraph as to the Company’s ability to continue as a going concern and is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this Prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) with the Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this Prospectus. This Prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the website that the Securities and Exchange Commission maintains at www.sec.gov. We file annual, quarterly, and current reports and other information with the Securities and Exchange Commission.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information in documents we file with it. This means that we can provide you with important information by referring you to those documents. The information incorporated by reference is considered part of this Prospectus. Any information we file later with the SEC will automatically update and supersede this information. Please note that any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in or omitted from this Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that was furnished and not filed with the SEC, under applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus until the offering of the securities described in this Prospectus is terminated. We incorporate by reference the following documents or information that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 29, 2025, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30 2025, filed with the SEC on August 18, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 10, 2025, January 22, 2025, January 23, 2025, February 5, 2025, February 6, 2025, February 26, 2025, April 11, 2025, April 17, 2025, April 25, 2025 (under item 3.02), April 25, 2025 (under items 1.01, 8.01, 9.01), April 30, 2025, May 7, 2025, May 28, 2025, May 29, 2025, May 30, 2025, June 20, 2025, July 2, 2025, July 3, 2025, July 8, 2025, July 16, 2025, July 18, 2025, August 4, 2025, and August 15, 2025;

●	Our Preliminary Information Statement on Schedule 14C filed with the SEC on August 8, 2025;

●	Our Definitive Information Statement on Schedule 14C filed with the SEC on August 18, 2025;

●	The description of our common stock, which is contained in a registration statement on Form 8-A filed with the SEC on January 6, 2023, as amended on April 27, 2023, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this Prospectus.

We will not, however, incorporate by reference in this Prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

You can obtain any of the filings incorporated by reference into this Prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, at no charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this Prospectus. Written or telephone requests should be directed to: La Rosa Holdings Corp., 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747, telephone number (321) 250-1799, Attention: Chief Executive Officer.

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date of those documents.

LA ROSA HOLDINGS CORP.

UP TO 100,000,000 SHARES OF COMMON STOCK

PRELIMINARY PROSPECTUS

           , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement. All amounts are estimates except the SEC’s registration fee.

	Amount to be Paid
SEC Registration Fee	$74,406.6
Printing expenses	$7,500	*
Legal fees and expenses	$50,000	*
Accounting fees and expenses	$18,900	*
Transfer agent and registrar fees	$5,000	*
Miscellaneous expenses	$10,000.4	*
Total	$165,807	*

*	Estimated

Item 14. Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and bylaws, we have agreed to indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the Company or is or was serving at the request of the Company in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or in any other capacity shall be indemnified and held harmless by the corporation to the fullest extent permitted by Nevada against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith; provided, however, that with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Insofar as indemnification for liability arising under the Securities Act be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

On November 12, 2023, the Company issued 1,250 shares to Exchange Listing, LLC for post-IPO services pursuant to an agreement dated July 1, 2022 between the Company and Exchange Listing, LLC.

From June to November 2022, the Company issued restricted stock units representing 2,481 shares of common stock to 95 real estate agents who provide services to the Company under the Company’s 2022 Equity Incentive Plan. All such issuances were exempt from the registration requirement of the Securities Act pursuant to Rule 701 thereunder.

On August 22, 2022, the Company issued to an unaffiliated private investor an unsecured subordinated promissory note in the principal amount of $250,000 that we used for our general corporate purposes.

On October 3, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $95,000 that we used for our general corporate purposes.

In private placements conducted in October 2022, the Company entered into Convertible Note Securities Purchase Agreements pursuant to which we issued two unsecured convertible promissory notes in the aggregate principal amount of $100,000 that it used for general corporate purposes. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s common stock on the date of the closing of this Offering at a price per share equal to the product of the public offering price of the common stock multiplied by 0.80.

On November 14, 2022, the Company and Emmis Capital, an affiliate of Exchange Listing, LLC, entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $277,778 that we used for our general corporate purposes. In connection with the Securities Purchase Agreement, the Company also granted to Emmis Capital, among other things, upon the repayment of the loan, a grant of 375 shares of our common stock and warrants exercisable for 50,000 shares of our common stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our common stock equal to the number of shares that would be issued upon full conversion of the Senior Secured Promissory Note issued to Emmis; and (iv) have an exercise price equal to the lower of: (A) $5.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company. The loan matured on May 14, 2023. The Company and Emmis Capital agreed to extend the maturity date of the loan to the earlier of the date when the common stock is listed on Nasdaq, or July 31, 2023.

On December 2, 2022, the Company and Joseph La Rosa, the Company’s CEO, entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $491,530 that we used for our general corporate purposes. In connection with the Securities Purchase Agreement, the Company also granted to Mr. La Rosa, among other things, upon the repayment of the loan, a grant of 750 shares of our common stock and warrants exercisable for 50,000 shares of our common stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our common stock equal to the number of shares that would be issued upon full conversion of the Senior Secured Promissory Note issued to Emmis; and (iv) have an exercise price equal to the lower of: (A) $5.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company.

From February 2023 through August 2023, we issued 1,523 shares of our Series A Preferred Stock to 77 accredited sophisticated investors in a private placement pursuant to Regulation D under the Securities Act. Upon the closing date of our IPO on November 12, 2023, the 1,523 shares of the Series A Preferred Stock converted 5,439 shares of common stock.

From March 2023 through May 2023, we exchanged, in a private placement under Sections 3(a)(9) and 4(a)(2) of the Securities Act, certain promissory notes and convertible promissory notes, including those owed to Joseph La Rosa, our founder and Chief Executive Officer, representing an aggregate amount of principal and accrued interest of $1,923,468 for 1,912 shares of our Series A Preferred Stock at an exchange rate of $1,000.00 per share, which shares of the Series A Preferred Stock will automatically convert into 6,829 shares of our common stock upon the closing of this Offering (based on an offering price of $400.00 per share in this offering).

On February 1, 2023, the Company granted 36 restricted stock units to Alex Santos, its Chief Technology Officer, pursuant to the terms of his employment agreement and the Company’s 2022 Equity Incentive Plan. The grant was exempt from the registration requirement of the Securities Act pursuant to Rule 701 thereunder. Such equity award was subsequently registered pursuant to the registration statement on Form S-8 (File No. 333-275118) filed with the SEC on October 20, 2023.

On July 31, 2023, the Company issued to CGB-TRUST-1001-01/13/22 and ELG-TRUST-1004-09/01/13, pursuant to the services agreement previously signed by and among the Company, CGB-TRUST-1001-01/13/22 and ELG-TRUST-1004-09/01/13 and Bonilla Opportunity Fund I Ltd, a total of 3,128 shares of common stock, which were valued at the expected IPO price of $400 a share.

On August 28, 2023, in accordance with the terms of the Senior Secured Promissory Note that was issued to Emmis Capital II, LLC (“Emmis Capital”) and repaid by the Company in 2022, the Company issued 375 shares of common stock valued at $400.00 per share to Emmis Capital. Such shares were subsequently registered pursuant to the registration statement on Form S-1 (File No. 333-264372) declared effective by the SEC on October 4, 2023.

From February 2023 through August 2023, we issued 1,523 shares of our Series A Preferred Stock to 77 accredited sophisticated investors in a private placement pursuant to Regulation D under the Securities Act, which automatically converted into 5,439 shares of our common stock upon the closing of the IPO.

From March 2023 through May 2023, we exchanged, in a private placement under Sections 3(a)(9) and 4(a)(2) of the Securities Act, certain promissory notes and convertible promissory notes, including those owed to Joseph La Rosa, our founder and Chief Executive Officer, representing an aggregate amount of principal and accrued interest of $1,923,468 for 1,912 shares of our Series A Preferred Stock at an exchange rate of $1,000.00 per share, which shares of the Series A Preferred Stock automatically converted into 6,829 shares of our common stock upon the closing of the IPO. A total of 7,504 shares of common stock issued pursuant to the Series A Preferred Stock automatic conversions were subsequently registered pursuant to the registration statement on Form S-1 (File No. 333-264372) declared effective by the SEC on October 4, 2023, and remained 4,768 shares of common stock remained unregistered.

On October 12, 2023, in connection with the closing of the IPO, the Company issued 750 shares of unregistered, restricted common stock to the Company’s CEO, Joseph La Rosa, with a value of $400.00 per share, in accordance with the debt agreement the Company executed on December 2, 2022.

On October 12, 2023, the Company issued a total of 16,489 shares of its common stock to Joseph La Rosa, the Chief Executive Officer of the Company, and Kent Metzroth, the Chief Financial Officer of the Company, as a compensation for the services rendered pursuant to their employment agreements with the Company.

On October 12, 2023, upon the repayment of a note payable to one of the Company’s lenders, the Company issued 63 shares of unregistered, restricted common stock with a value of $400.00 per share in accordance with the debt agreement.

On October 12, 2023, the Company issued 83 shares of unregistered, restricted common stock pursuant to conversion of outstanding debt in accordance with the debt agreements.

On October 12, 2023, the Company issued Carmel, Milazzo & Feil LLP; Exchange Listing, LLC; and Crescendo Communications, LLC a total of 6,435 shares of common stock in exchange for amounts payable for services rendered to the Company in connection with the Company’s IPO.

On October 13, 2023, the Company issued 1,563 shares of restricted common stock to an investor relations services provider pursuant to the consulting agreement between the Company and such provider.

On October 13, 2023, the Company issued an aggregate 4,063 unregistered shares of the Company’s common stock to the selling stockholder of Nona Legacy Powered by Lake Nona Realty, Inc. (formerly known as La Rosa Realty Lake Nona, Inc.), a Florida corporation and a franchisee of the Company (“Nona Legacy”), in connection with the Company’s acquisition of 51% of the outstanding common stock of Nona Legacy from the selling stockholder pursuant to a Securities Purchase Agreement, dated January 6, 2022 and amended on September 15, 2022, by and among the Company, Lake Nona and the selling stockholder.

On October 16, 2023, the Company issued an aggregate of 6,421 unregistered shares of the Company’s common stock to the selling member of Horeb Kissimmee Realty LLC, a Florida limited liability company and a franchisee of the Company (“Kissimmee Realty”), in connection with the Company’s acquisition of 100% of the membership interests of Kissimmee Realty from the selling member pursuant to a Securities Purchase Agreement, dated September 15, 2022, by and among the Company, Kissimmee Realty and the selling member.

On October 26, 2023, the Company issued 1,250 shares of restricted common stock for consulting services provider pursuant to the consulting agreement between the Company and such provider.

On October 30, 2023, the Company issued 2,813 shares of restricted common stock for consulting services provider pursuant to the consulting agreement between the Company and such provider.

On October 31, 2023, the Company issued 1,250 shares of restricted common stock for consulting services provider pursuant to the consulting agreement between the Company and such provider.

On November 2, 2023, the Company issued 2,113 shares of restricted common stock for consulting services provider pursuant to the consulting agreement between the Company and such provider.

On December 12, 2023, the Company issued 8,929 unregistered shares of the Company’s common stock to the selling member of La Rosa Realty CW Properties, LLC (“CWP”) in connection with the Company’s acquisition of 100% of the membership interests of CWP from the selling member pursuant to a Securities Purchase Agreement, dated December 12, 2023, by and among the Company, CWP and the selling member.

On December 13, 2023, the Company issued 3,238 unregistered shares of the Company’s common stock to the selling member of La Rosa Realty Premier, LLC, a Florida limited liability company (“Premier”), a franchisee of the Company, in connection with the Company’s acquisition of a 51% membership interest in Premier from the selling member pursuant to a Securities Purchase Agreement., dated December 13, 2023, by and among the Company, Premier and the selling member.

On December 18, 2023, the Company issued 1,250 shares of restricted common stock to a service provider pursuant to that certain media advertising agreement between the Company and such provider.

On December 20, 2023, the Company issued 5,194 unregistered shares of the Company’s common stock to the selling members of La Rosa Realty Orlando, LLC, a Florida limited liability company and a franchisee of the Company (“Orlando”), in connection with the Company’s acquisition of a 51% membership interest in Orlando from the selling members pursuant to a Securities Purchase Agreement, dated December 20, 2023, by and among the Company, Orlando and the selling members.

On December 28, 2023, Company issued an aggregate of 6,534 unregistered shares of the Company’s common stock to the selling member of La Rosa Realty North Florida, LLC, a Florida limited liability company and a franchisee of the Company (“North Florida”), in connection with the Company’s acquisition of 100% of the membership interests in North Florida pursuant to a Securities Purchase Agreement, dated December 28, 2023 by and among the Company, North Florida and the selling member.

On February 20, 2024, the Company issued an accredited investor (i) 838 unregistered shares of common stock, (ii) a five year warrant to purchase 1,500 shares of common stock for $240.00 per share and (ii) a five year warrant to purchase 1,188 shares of common stock for $180.00 per share in connection with the investor’s purchase of a 13% OID secured promissory note in the face amount of $1,052,631.58 for purchase price of $1,000,000, pursuant to a securities purchase agreement, dated February 20, 2024, between the Company and the investor.

On February 20, 2024, the Company issued a warrant pursuant to a tail arrangement with a registered broker-dealer. The warrant is exercisable for up to 264 shares of common stock for $120.00, subject to adjustment for stock splits, reorganizations, recapitalizations, and dividends, from the date of issuance until the fifth anniversary date of the date of issuance.

On February 21, 2024, the Company issued 3,361 unregistered shares of the Company’s common stock to the selling members of La Rosa Realty Winter Garden LLC, a Florida limited liability company and a franchisee of the Company (“Winter Garden”), in connection with the Company’s acquisition of 100% of the membership interests of Winter Garden from the selling members pursuant to a purchase agreement, dated February 21, 2024, by and among the Company, Winter Garden and the selling members.

On March 7, 2024, the Company issued 3,453 unregistered shares of the Company’s common stock to the selling members La Rosa Realty Georgia LLC, a Georgia limited liability company and a franchisee of the Company (“Realty Georgia”), in connection with the Company’s acquisition of 100% of Realty Georgia from the selling members pursuant to a purchase agreement, dated March 7, 2024, by and among the Company, Realty Georgia and the selling members.

On March 13, 2024, the Company issued 2,813 unregistered shares of the Company’s common stock to a consultant of the Company as consideration for services rendered in connection with an extension of a consulting agreement, dated September 20, 2023, as amended on February 6, 2024.

On March 15, 2024, the Company issued 18 unregistered shares of the Company’s common stock to the selling stockholder of La Rosa Realty California, a California corporation and a franchisee of the Company (“Realty California”), in connection with the Company’s acquisition of 1% of issued and outstanding shares of Realty California from the selling stockholder pursuant to a purchase agreement, dated March 15, 2024, by and among the Company, Realty California and the selling stockholder.

On April 1, 2024, the Company issued an accredited investor (i) 625 unregistered shares of common stock, (ii) a five year warrant to purchase 1,875 shares of common stock for $240.00 per share and (ii) a five year warrant to purchase 1,904 shares of common stock for $180.00 per share in connection with the investor’s purchase of a 13% OID secured promissory note in the face amount of $1,316,000 for purchase price of $1,250,200, pursuant to a securities purchase agreement, dated April 1, 2024, between the Company and the investor.

On April 18, 2024, the Company issued 6,437 unregistered shares of common stock to the selling member of La Rosa Realty Lakeland LLC, a Florida limited liability company and a franchisee of the Company (“Realty Lakeland”), in connection with the Company’s acquisition of a 51% membership interest in Realty Lakeland from the selling member pursuant to a purchase agreement, dated April 18, 2024, by and among the Company, Realty Lakeland and the selling member.

On May 17, 2024, the Company issued 3,250 unregistered shares of the Company’s common stock to three consultants of the Company as consideration for services rendered in connection with consulting agreements dated April 4, 2024, April 22, 2024 and April 29, 2024.

On May 24, 2024, the Company issued 705 unregistered shares of common stock to the selling member of La Rosa Realty Success LLC, a Florida limited liability company and a franchisee of the Company (“Realty Success”), in connection with the Company’s acquisition of a 51% membership interest in Realty Success from the selling member pursuant to a purchase agreement, dated May 24, 2024, by and among the Company, Realty Success and the selling member.

On July 16, 2024, the Company issued an accredited investor (i) 373 unregistered shares of common stock, (ii) a five year warrant to purchase 672 shares of common stock for $240.00 per share and (iii) a five year warrant to purchase 678 shares of common stock for $180.00 per share in connection with the investor’s purchase of a 13% OID secured promissory note in the face amount of $468,000 for purchase price of $444,600, pursuant to a securities purchase agreement, dated July 16, 2024, between the Company and the investor.

On August 12, 2024, the Company issued an accredited investor (i) 9,522 unregistered shares of common stock, and (ii) a pre-funded warrant to purchase 6,369 shares of common stock for $0.0001 per share, pursuant to a securities purchase agreement, dated August 11, 2024, between the Company and the investor.

On August 19, 2024, the Company issued 497 unregistered shares of common stock to the selling member of BF Prime LLC, a Puerto Rico limited liability company and a franchisee of the Company (“BF Prime”), in connection with the Company’s acquisition of a 100% membership interest in BF Prime from the selling member pursuant to a purchase agreement, dated August 19, 2024, by and among the Company, BF Prime and the selling member.

On August 21, 2024, the Company issued 5,765 unregistered shares of common stock split evenly among the three selling members of Nona Title Agency LLC (“Nona Title”), a Florida limited liability company, in connection with the Company’s acquisition of a 100% membership interest in Nona Title from the selling members pursuant to a purchase agreement, dated August 21, 2024, by and among the Company, Nona Title and the selling members.

On August 27, 2024, the Company issued 2,813 unregistered shares of common stock to a consultant as consideration for services rendered in connection with a consulting agreement, dated February 20, 2024.

On September 19, 2024, the Company issued 2,878 unregistered shares of common stock to its legal counsel, Sichenzia Ross Ference Carmel LLP, in exchange for a part of amounts payable for services rendered to the Company.

On September 23, 2024, the Company issued 2,885 unregistered shares of common stock to a consultant for services rendered pursuant to the marketing services agreement, dated September 19, 2024.

On September 27, 2024, the Company issued to an unaffiliated private investor a promissory note in the principal amount of $200,000, that we used for our general corporate purposes.

On October 3, 2024, the Company issued a Premium Finance Agreement – Promissory Note to AFCO Credit Corporation in the principal amount of $109,500, that we used for our general corporate purposes.

On October 15, 2024, the Company issued 2,500 unregistered shares of common stock to a consulting firm for services rendered as part of a consulting agreement.

On November 1, 2024, the Company issued an accredited investor (i) 11,704 unregistered shares of common stock, and (ii) a pre-funded warrant to purchase 4,995 shares of common stock for $0.0001 per share, pursuant to a securities purchase agreement, dated November 1, 2024, between the Company and the investor. Such securities were subsequently registered under the Registration Statement on Form S-1 (No. 333-283102).

On November 1, 2024, the Company issued a consultant 1,563 unregistered shares of common stock as consulting compensation pursuant to that certain advisory agreement between the Company and such consultant dated November 1, 2024.

On November 11, 2024, the Company issued an aggregate 4,743 unregistered shares of common stock to the selling member of La Rosa Realty Premier, LLC, a Florida limited liability company and a franchisee of the Company (“Realty Premier”), and its designee, in connection with the Company’s acquisition of a 49% membership interest in Realty Premier from the selling member pursuant to a purchase agreement, dated November 11, 2024, by and among the Company, Realty Premier and the selling member.

On December 4, 2024, the Company issued to Joseph La Rosa, its Chief Executive Officer, a ten year non-qualified stock option to purchase 7,500 shares of common stock of the Company, having an exercise price of $53.592, pursuant to Amendment No. 2 to the Amended and Restated Employment Agreement between the Company and Mr. La Rosa signed on December 7, 2023, 100% of which vested on the date of grant.

On December 12, 2024, the Company issued a consultant 2,813 unregistered shares of common stock as consulting compensation pursuant to that certain consulting agreement between the Company and such consultant, dated December 12, 2024.

On December 31, 2024, the Company issued an aggregate 14,922 unregistered shares of common stock to the selling member of La Rosa Realty Beaches LLC, a Florida limited liability company and a franchisee of the Company (“Realty Beaches”) and Baxpi Holdings LLC, a Florida limited liability company and a franchisee of the Company (“Baxpi”), in connection with the Company’s acquisition of 100% membership interests in Realty Beaches and Baxpi from the selling member pursuant to a purchase agreement, dated December 31, 2024, by and among the Company, Realty Beaches, Baxpi, and the selling member.

On January 2, 2025, the Company issued to Joseph La Rosa, its Chief Executive Officer, a ten year non-qualified stock option to purchase 2,500 shares of common stock of the Company, having an exercise price of $67.552, pursuant to Amendment No. 2 to the Amended and Restated Employment Agreement between the Company and Mr. La Rosa signed on December 7, 2023, 100% of which vested on the date of grant.

On January 13, 2025, the Company issued a service provider, a ten-year non-qualified stock option to purchase 625 shares of common stock of the Company, having an exercise price of $37.944 as consulting compensation pursuant to that certain consulting agreement between the Company and such service provider, dated September 10, 2024.

On January 15, 2025, the Company issued a service provider, a ten-year non-qualified stock option to purchase 662 shares of common stock of the Company, having an exercise price of $37.792 as compensation pursuant to that certain agreement between the Company and such service provider, dated January 15, 2025.

On January 29, 2025, the Company issued a service provider, a ten-year non-qualified stock option to purchase 157 shares of common stock of the Company, having an exercise price of $32 as compensation pursuant to that certain agreement between the Company and such service provider, dated January 29, 2025.

On January 30, 2025, the Company issued a service provider, a ten-year non-qualified stock option to purchase 125 shares of common stock of the Company, having an exercise price of $40 as compensation pursuant to that certain agreement between the Company and such servicer provider, dated January 30, 2025.

On February 4, 2025, the Company issued an accredited investor (i) a Senior Secured Convertible Note in the original principal amount of $5,500,000 which matures on February 4, 2027 (the “Initial Note”); and (ii) sixteen (16) warrants (“Incremental Warrants”), each to purchase additional senior secured convertible notes in an original principal amount up to $2,500,000 at an exercise price of $2,256,250. The purchase price paid by the investor for the Initial Note and Incremental Warrants was $4,963,750. The Initial Note and Incremental Warrants were issued pursuant to a securities purchase agreement, dated February 4, 2025. On June 18, 2025, pursuant the Exchange Agreement all Incremental Warrants were cancelled in exchange for which the Company issued the investor 6,000 shares of Series B Convertible Preferred Stock.

On February 5, 2025, the Company issued an aggregate of 36,666 unregistered shares of common stock to Joseph La Rosa, its Chief Executive Officer as a compensation for the services rendered pursuant to his employment agreement with the Company.

On February 20, 2025, the Company issued 25,295 shares of restricted common stock for marketing services pursuant to the marketing agreements between the Company and the providers.

On February 24, 2025, the Company issued 2,500 shares of restricted common stock for marketing services pursuant to the marketing agreements between the Company and the providers.

On March 10, 2025, the Company issued 3,125 shares of restricted common stock for marketing services pursuant to the marketing agreement between the Company and the provider.

On April 10, 2025, the Company issued a service provider, a ten-year non-qualified stock option to purchase 625 shares of common stock of the Company, having an exercise price of $14.88 as compensation pursuant to that certain agreement between the Company and such service provider, dated January 15, 2025.

On April 21, 2025, the Company issued an aggregate of 41,217 unregistered shares of common stock to Joseph La Rosa, its Chief Executive Officer as a compensation for the services rendered pursuant to his employment agreement with the Company.

On July 14, 2025, the Company issued 50,000 unregistered shares of common stock to a consultant as compensation for the services rendered pursuant to the terms of the consulting agreement between the consultant and the Company.

On July 14, 2025, the Company entered into an exchange agreement with certain holder (the “Holder”) of a common stock purchase warrant to purchase 1,851,852 shares of common stock, at $0.135 per share, issued by the Company to the Holder on November 14, 2022. Pursuant to such exchange agreement, the Holder’s warrant was cancelled and in exchange, the Company issued an aggregate of 75,000 shares of common stock to the Holder. Such shares were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) of the Securities Act.

On July 17, 2025, the Company entered into an exchange agreement with Joseph La Rosa, its Chief Executive Officer and holder of a common stock purchase warrant to purchase 1,851,852 shares of common stock, at $0.135 per share, issued by the Company to Mr. La Rosa on December 2, 2022. Pursuant to such exchange agreement, Mr. La Rosa’s warrant was cancelled and in exchange, the Company issued Mr. La Rosa an aggregate of 75,000 shares of common stock. Such shares were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) of the Securities Act.

On August 11, 2025, the Company issued its directors, officers, certain employees and consultants an aggregate 143,711 unregistered shares of common stock pursuant to the Second Amended and Restated La Rosa Holdings 2022 Equity Incentive Plan (“Second Amended 2022 Plan”).

On August 11, 2025, the Company issued 75,000 unregistered shares of common stock to Ross Carmel, as the designee of its legal counsel, Sichenzia Ross Ference Carmel LLP, in exchange for amounts payable for services rendered to the Company. The shares were issued to Mr. Carmel pursuant to Second Amended 2022 Plan.

Unless otherwise noted, the securities above were issued pursuant to the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act, in light of the fact that none of the issuances involved a public offering of securities and no solicitation or advertisements for such securities were made by any party.

Item 16. Exhibit and Financial Statement Schedules

(a) Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Reorganization Agreement And Plan of Share Exchange dated July 22, 2021 by and among La Rosa Holdings Corp., La Rosa Coaching, LLC, La Rosa CRE, LLC, La Rosa Franchising, LLC, La Rosa Property Management, LLC, and La Rosa Realty, LLC. (incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
3.1	Articles of Incorporation of La Rosa Holdings Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
3.2	Amended and Restated Articles of Incorporation of La Rosa Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
3.3	Bylaws of La Rosa Holdings Corp. (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
3.4	Certificate of Amendment to Articles of Incorporation for 3.5 for 1 reverse stock split (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
3.5	Certificate of Correction of Certificate of Amendment to Articles of Incorporation for 10 for 1 reverse stock split (incorporated by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
3.6	Certificate Of Designations, Preferences And Rights Of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 26, 2023).
3.7	Certificate of Amendment to Articles of Incorporation for 2 for 1 forward stock split (incorporated by reference to Exhibit 3.7 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 26, 2023).
3.8	Certificate of Amendment to Articles of Incorporation on increase of authorized stock (incorporated by reference to Exhibit 3.8 of the Company’s Registration Statement on Form S-1 (File No. 284962) filed with the SEC as of June 27, 2025).
3.9	Certificate of Designation of Series B Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC as of June 20, 2025)
3.10	Certificate of Amendment to Amended and Restated Articles of Incorporation of La Rosa Holdings Corp., filed on July 2, 2025 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC as of July 8, 2025).
3.11	Certificate of Correction of the Company filed on July 14, 2025 to the Certificate of Designation of Series B Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2025).
4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
4.2	Warrant issued to Exchange Listing, LLC (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
4.3	Representative Warrant dated as of October 12, 2023, issued by the Company to Alexander Capital L.P. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of October 13, 2023).
4.4	Form of 13% OID Senior Secured Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of April 5, 2024).
4.5	Form of First Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC as of April 5, 2024).
4.6	Form of Second Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC as of April 5, 2024).
4.7	Common Stock Purchase Warrant dated February 20, 2024 issued to Alexander Capital L.P.(incorporated by reference to Exhibit 4.9 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
4.8	Form of Warrant issued by the Company on August 12, 2025 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of August 13, 2024).
4.9	Form of Global Amendment to the Notes, dated September 25, 2024 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of October 1, 2024).
4.10	Form of Promissory Note dated September 27, 2024 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC as of October 1, 2024).
4.11	Form of Promissory Note, dated October 3, 2024 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of October 4, 2024).
4.12	Form of Warrant issued by the Company on November 1, 2024 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of November 7, 2024)
4.13	Form of Waiver to the Notes, dated January 8, 2025 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of January 10, 2025)
4.14	Form of Amendment No,1 to Waiver, dated January 22, 2025 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of January 22, 2025)

4.15	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
4.16	Form of Incremental Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
4.17	Form of the Waiver, dated April 23, 2025, to the Senior Secured Convertible Note, issued on February 4, 2025 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of April 25, 2025)
4.18	Form of Amendment No. 1, dated June 26, 2025, to the Senior Secured Convertible Note, dated February 4, 2025. (incorporated by reference to Exhibit 4.18 of the Company’s Registration Statement on Form S-1 (File No. 284962) filed with the SEC as of June 27, 2025).
4.19	Form of Amendment No. 1, dated June 26, 2025, to the Senior Secured Convertible Note, dated February 4, 2025 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of July 2, 2025).
5.1**	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.1#	2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.2#	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.3#	Employment Agreement by and between La Rosa Holdings Corp. and Alex Santos, dated January 10, 2022 (incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.4#	Form of Employment Agreement by and between La Rosa Holdings Corp. and Joseph La Rosa dated November 1, 2021 (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.5#	Director Agreement by and between La Rosa Holdings Corp. and Thomas Stringer (incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.6#	Director Agreement by and between La Rosa Holdings Corp. and Jodi R. White (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.7#	Director Agreement by and between La Rosa Holdings Corp. and Michael La Rosa (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.8#	Director Agreement by and between La Rosa Holdings Corp. and Ned L. Siegel (incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.9	Form of Convertible Note Purchase Agreement (incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.10	Convertible Promissory Note by La Rosa Holdings Corp. to Rodney and Jennifer Bosley dated August 18, 2021 (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.11	Convertible Promissory Note by La Rosa Holdings Corp. to Capital Pro LLC dated July 22, 2021 (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.12	Convertible Promissory Note by La Rosa Holdings Corp. to Andres L. Hebra dated July 22, 2021 (incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.13	Convertible Promissory Note by La Rosa Holdings Corp. to ROI Funding LLC dated July 22, 2021 (incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.14	Convertible Promissory Note by La Rosa Holdings Corp. to Nadia Tattrie dated August 27, 2021 (incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.15	Convertible Promissory Note by La Rosa Holdings Corp. to Sonia Fuentes-Blanco dated September 14, 2021 (incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.16	Convertible Promissory Note by La Rosa Holdings Corp. to Patricia Jacome dated August 16, 2021 (incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.17	Convertible Promissory Note by La Rosa Holdings Corp. to Reyex Consulting, LLC dated October 12, 2021 (incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).

10.18	Convertible Promissory Note by La Rosa Holdings Corp. to Anderson Correa dated October 11, 2021 (incorporated by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.19	Convertible Promissory Note by La Rosa Holdings Corp. to Katherine Lemieux dated October 15, 2021 (incorporated by reference to Exhibit 10.20 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.20	Convertible Promissory Note by La Rosa Holdings Corp. to Luz Josanny Colon dated September 28, 2021 (incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.21	Convertible Promissory Note by La Rosa Holdings Corp. to Junior A. Morales Barreto dated October 15, 2021 (incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.22	Promissory Note by La Rosa Holdings Corp. to ELP Global, PLLC dated July 15, 2021 (incorporated by reference to Exhibit 10.23 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.23	Convertible Promissory Note by La Rosa Holdings Corp. to Michael Kerns dated October 15, 2021 (incorporated by reference to Exhibit 10.24 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.24	Convertible Promissory Note by La Rosa Holdings Corp. to Seana Abdelmajid dated October 20, 2021 (incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.25	Convertible Promissory Note by La Rosa Holdings Corp. to Milton Ocasio LLC dated September 28, 2021 (incorporated by reference to Exhibit 10.26 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.26	Convertible Promissory Note by La Rosa Holdings Corp. to Gihan Awad dated October 12, 2021 (incorporated by reference to Exhibit 10.27 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.27	Franchise disclosure document of La Rosa Franchising, LLC dated March 2, 2020, and template Franchise Agreement (incorporated by reference to Exhibit 10.28 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.28	Capital Market Advisory Agreement by and between La Rosa Realty Corp. and Exchange Listing, LLC dated May 12, 2021 (incorporated by reference to Exhibit 10.29 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.29	Lease Agreement by and between Crosscreek Village Station LLC and La Rosa Realty, LLC dated August 2, 2018, for office space located at Crosscreek Village shopping center, St. Cloud Florida (incorporated by reference to Exhibit 10.30 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.30	Lease Agreement by and between LJR Partners LLC and La Rosa Realty, LLC dated May 28, 2021, for office space located at 377-381 N. Krome Avenue, Homestead, Florida (incorporated by reference to Exhibit 10.31 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.31	Lease Agreement by and between Baez-Pavon Ins Group LLC and La Rosa Realty, LLC dated November 16, 2021, for office space located at 3388 Magic Oak LN, Sarasota, Florida (incorporated by reference to Exhibit 10.32 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.32	Amendment to Capital Market Advisory Agreement dated December 16, 2021 (incorporated by reference to Exhibit 10.33 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.33	Convertible Promissory Note by La Rosa Holdings Corp. to Norkis Fernandez dated October 15, 2021 (incorporated by reference to Exhibit 10.34 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.34	Convertible Promissory Note by La Rosa Holdings Corp. to Shakyra Cortez dated December 13, 2021 (incorporated by reference to Exhibit 10.35 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.35	Convertible Promissory Note by La Rosa Holdings Corp. to Randy Vasquez dated December 18, 2021 (incorporated by reference to Exhibit 10.36 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.36	Convertible Promissory Note by La Rosa Holdings Corp. to Victor Cruz dated January 7, 2022 (incorporated by reference to Exhibit 10.37 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).

10.37	(Consulting) Agreement dated January 10, 2022 between La Rosa Holdings Corp. and Bonilla Opportunity Fund I Ltd. (incorporated by reference to Exhibit 10.45 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
10.38	Stock Purchase Agreement dated as of January 10, 2022 between Bonilla Opportunity Fund I Ltd. and La Rosa Holdings Corp. (incorporated by reference to Exhibit 10.46 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
10.39	Renewal Note due April 30, 2022 by La Rosa Realty Corp. to ELP Global PLLC dated March 10, 2022 (incorporated by reference to Exhibit 10.47 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
10.40	Agent Incentive Plan (incorporated by reference to Exhibit 10.48 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
10.41	Note due December 31, 2021 by La Rosa Realty Corp. and ELP Global PLLC dated July 15, 2021 (incorporated by reference to Exhibit 10.50 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
10.42	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated February 25, 2022 (incorporated by reference to Exhibit 10.51 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
10.43	Amendment dated April 14, 2022 to the Promissory Note by La Rosa Holdings Corp. to ELP Global, PLLC dated July 15, 2021 (incorporated by reference to Exhibit 10.54 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
10.44	Convertible Promissory Note by La Rosa Holdings Corp. to Peter Lopez dated February 22, 2022 (incorporated by reference to Exhibit 10.55 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
10.45	Amendment No. 1 to La Rosa Holdings Corp. 2022 Agent Incentive Plan dated April 26, 2022 (incorporated by reference to Exhibit 10.56 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.46#	Form of Amended Employment Agreement by and between La Rosa Holdings Corp. and Joseph La Rosa dated April 29, 2022 (incorporated by reference to Exhibit 10.57 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.47	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated April 29, 2022 (incorporated by reference to Exhibit 10.58 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.48	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated May 17, 2022 (incorporated by reference to Exhibit 10.59 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
10.49	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated June 29, 2022 (incorporated by reference to Exhibit 10.63 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of August 3, 2022).
10.50	Amendment to Capital Market Advisory Agreement by and between La Rosa Holdings Corp. and Exchange Listing, LLC dated July 1, 2022 (incorporated by reference to Exhibit 10.65 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of August 3, 2022).
10.51	Amendment to (Consulting) Agreement by and between La Rosa Holdings Corp. and Bonilla Opportunity Fund I Ltd. dated July 20, 2022 (incorporated by reference to Exhibit 10.66 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of August 3, 2022).
10.52#	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.67 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of August 3, 2022).
10.53#	Form of Amendment to Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.68 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of August 3, 2022).
10.54	Form of Extension Agreement to Note Purchase Agreement (incorporated by reference to Exhibit 10.69 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of August 3, 2022).
10.55	Form of Debt Exchange Agreement (incorporated by reference to Exhibit 10.70 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of August 3, 2022).
10.56	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated July 28, 2022 (incorporated by reference to Exhibit 10.71 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of October 12, 2022).
10.57	Amendment dated August 22, 2022 to the Promissory Note by La Rosa Holdings Corp. to ELP Global, PLLC dated July 15, 2021 (incorporated by reference to Exhibit 10.57 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.58	Capital Market Advisory Agreement by and between La Rosa Realty Corp. and Exchange Listing, LLC dated July 1, 2022 (incorporated by reference to Exhibit 10.73 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of October 12, 2022).

10.59	Unsecured Subordinated Promissory Note No. A-1 between La Rosa Holdings Corp. and Gina Salerno dated August 22, 2022 (incorporated by reference to Exhibit 10.74 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of October 12, 2022).
10.60	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated October 3, 2022 (incorporated by reference to Exhibit 10.81 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of October 12, 2022).
10.61	Convertible Promissory Note by La Rosa Holdings Corp. to Gemma and Whitfield Pressinger dated October 5, 2022 (incorporated by reference to Exhibit 10.83 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.62	Convertible Promissory Note by La Rosa Holdings Corp. to Misael Ortega dated October 7, 2022 (incorporated by reference to Exhibit 10.84 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.63#	Form of Employment Agreement by and between La Rosa Holdings Corp. and Kent Metzroth dated November 1, 2022 (incorporated by reference to Exhibit 10.85 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.64	Amendment No. 1 dated October 28, 2022 to the Unsecured Subordinated Promissory Notes by La Rosa Holdings Corp. to Joseph La Rosa dated February 25, 2022, dated April 29, 2022, dated May 17, 2022, dated June 29, 2022, dated July 28, 2022, dated October 3, 2022. (incorporated by reference to Exhibit 10.86 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.65	Amendment dated October 30, 2022 to the Promissory Note by La Rosa Holdings Corp. to ELP Global, PLLC dated July 15, 2021 (incorporated by reference to Exhibit 10.87 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.66	Form of Extension Agreement dated October 25, 2022 to a Note Purchase Agreement (incorporated by reference to Exhibit 10.88 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.67	Form of Second Extension Agreement October 25, 2022 to a Note Purchase Agreement (incorporated by reference to Exhibit 10.89 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.68	Securities Purchase Agreement by and between La Rosa Holdings Corp. and Named Investors dated November 14, 2022 (incorporated by reference to Exhibit 10.90 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.69	Senior Secured Convertible Promissory Note by and between La Rosa Holdings Corp. and Emmis Capital II, LLC dated November 14, 2022 (incorporated by reference to Exhibit 10.91 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.70	Pledge and Security Agreement by and between La Rosa Holdings Corp. and Emmis Capital II, LLC dated November 14, 2022 (incorporated by reference to Exhibit 10.92 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.71	Common Share Purchase Warrant by and between La Rosa Holdings Corp. and Emmis Capital II, LLC dated November 14, 2022 (incorporated by reference to Exhibit 10.93 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.72#	Amendment No. 1 dated November 14, 2022 to the Employment Agreement between La Rosa Holdings Corp. and Kent Metzroth dated November 1, 2022 (incorporated by reference to Exhibit 10.94 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of December 14, 2022).
10.73	Convertible Original Issue Discount Promissory Note by and between La Rosa Holdings Corp. and Joseph La Rosa dated December 2, 2022 (incorporated by reference to Exhibit 10.95 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of January 6, 2023).
10.74	Common Stock Purchase Warrant by and between La Rosa Holdings Corp. and Joseph La Rosa dated December 2, 2022. (incorporated by reference to Exhibit 10.96 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of January 6, 2023).
10.75	Form of Debt Exchange Agreement (incorporated by reference to Exhibit 10.97 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 26, 2023).
10.76	Amendment No. 2 dated February 16, 2023 to Unsecured Subordinated Promissory Note No. A-1 between La Rosa Holdings Corp. and Gina Salerno dated August 22, 2022 (incorporated by reference to Exhibit 10.99 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 26, 2023).
10.77	Form of Series A Preferred Stock Purchase Agreement (incorporated by reference to Exhibit 10.100 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 26, 2023).
10.78	Debt Exchange Agreement between La Rosa Holdings Corp. and Joseph La Rosa dated March 27, 2023 (incorporated by reference to Exhibit 10.101 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 26, 2023).

10.79	Share vesting, cancelation and reissuance agreement by and between La Rosa Holdings Corp., Bonilla Opportunity Fund I, LTD, CGB-TRUST-1001-01/13/22 and ELG Trust 1004-09/01/13, dated December 8, 2022 (incorporated by reference to Exhibit 10.102 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of May 19, 2023).
10.80#	Amendment dated May 17, 2023 to the Employment Agreement between La Rosa Holdings Corp. and Kent Metzroth dated November 1, 2022 (incorporated by reference to Exhibit 10.103 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of May 19, 2023).
10.81#	Amendment dated May 17, 2023 to the Amended and Restated Employment Agreement between La Rosa Holdings Corp. and Joseph LaRosa dated April 29, 2022 (incorporated by reference to Exhibit 10.104 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of May 19, 2023).
10.82	Amendment No. 1 dated May 18, 2023 to the Share Vesting, Cancelation and Reissuance Agreement between La Rosa Holdings Corp., Bonilla Opportunity Fund I, LTD, CGB-TRUST-1001-01/13/22 and ELG Trust 1004-09/01/13 dated December 8, 2022. (incorporated by reference to Exhibit 10.105 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of May 19, 2023).
10.83	Amendment No. 2 dated June 8, 2023 to the Share Vesting, Cancelation and Reissuance Agreement between La Rosa Holdings Corp., Bonilla Opportunity Fund I, LTD, CGB-TRUST-1001-01/13/22 and ELG Trust 1004-09/01/13 dated December 8, 2022 (incorporated by reference to Exhibit 10.106 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 21, 2023).
10.84	Extension agreement between Emmis Capital II, LLC and La Rosa Holdings Corp. dated June 21, 2023 (incorporated by reference to Exhibit 10.107 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 21, 2023).
10.85	Lease Extension Agreement between La Rosa Realty, LLC and LJR Partners, LLC dated May 10, 2023 (incorporated by reference to Exhibit 10.108 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of July 14, 2023).
10.86	Amendment No. 3 dated July 12, 2023 to Unsecured Subordinated Promissory Note No. A-1 between La Rosa Holdings Corp. and Gina Salerno dated August 22, 2022 (incorporated by reference to Exhibit 10.109 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of July 14, 2023).
10.87	Amendment No. 4 dated August 25, 2023 to Unsecured Subordinated Promissory Note No. A-1 between La Rosa Holdings Corp. and Gina Salerno dated August 22, 2022 (incorporated by reference to Exhibit 10.110 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of September 1, 2023).
10.88	Standard Merchant Cash Advance Agreement between La Rosa Holdings Corp. and Cedar Advance LLC dated July 3, 2023 (incorporated by reference to Exhibit 10.111 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of September 1, 2023).
10.89#	Amendment dated August 14, 2023 to the Employment Agreement between La Rosa Holdings Corp. and Kent Metzroth dated November 1, 2022 (incorporated by reference to Exhibit 10.112 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of September 1, 2023).
10.90	Stock Purchase Agreement dated as of January 6, 2022 by and among La Rosa Holdings Corp. and Norkis Fernandez and La Rosa Realty Lake Nona, Inc. (incorporated by reference to Exhibit 10.40 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of September 12, 2023).
10.91	Amendment dated September 15, 2022 to Stock Purchase Agreement dated January 6, 2022 by and among La Rosa Holdings Corp. and La Rosa Realty Lake Nona, Inc. (incorporated by reference to Exhibit 10.75 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of September 12, 2023).
10.92	Membership Interest Purchase Agreement dated as of December 21, 2021 by and among La Rosa Holdings Corp. and Maria Flores-Garcia and Horeb Kissimmee Realty LLC (incorporated by reference to Exhibit 10.43 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of September 12, 2023).
10.93	Amendment dated September 15, 2022 to Membership Interest Purchase Agreement dated December 21, 2021 by and among La Rosa Holdings Corp. and Horeb Kissimmee Realty, LLC (incorporated by reference to Exhibit 10.78 of the Company’s S-1 (File No. 333-264372) filed with the SEC as of September 12, 2023).
10.94#	Amendment No. 2 dated December 7, 2023 to Amended and Restated Employment Agreement between La Rosa Holdings Corp. and Joseph La Rosa dated April 29, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of December 8, 2023).
10.95	Membership Interest Purchase Agreement dated as of December 12, 2023 by and among La Rosa Holdings Corp., La Rosa Realty CW Properties, LLC and the CWP Selling Member. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of December 18, 2023).
10.96	Membership Interest Purchase Agreement dated as of December 13, 2023 by and among La Rosa Holdings Corp., La Rosa Realty Premier, LLC and the Premier Selling Member. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of December 18, 2023).

10.97	Form of a Leak-Out Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC as of December 18, 2023).
10.98	Membership Interest Purchase Agreement dated as of December 20, 2023 by and among La Rosa Holdings Corp., La Rosa Realty Orlando, LLC and the Selling Members (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of December 27, 2023).
10.99	Form of a Leak-Out Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of December 27, 2023).
10.100	Form of membership Interest Purchase Agreement dated as of December 28, 2023 by and among La Rosa Holdings Corp., La Rosa Realty North Florida, LLC and the Selling Member (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of January 4, 2024).
10.101	Form of a Leak-Out Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of January 4, 2024).
10.102#	Employment agreement between Deana La Rosa and La Rosa Holdings Corp. dated January 31, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of February 1, 2024).
10.103#	Amendment dated February 1, 2024 to the employment agreement between Kent Metzroth and La Rosa Holdings Corp. dated November 1, 2022 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of February 1, 2024).
10.104	Membership Interest Purchase Agreement dated as of February 21, 2024 by and among La Rosa Holdings Corp., La Rosa Realty Winter Garden LLC and the Selling Members (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of February 23, 2024).
10.105	Form of a Leak-Out Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of February 23, 2024).
10.106	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of February 26, 2024).
10.107	Form of Security Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of February 26, 2024).
10.108	Form of Senior Secured Promissory Note (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC as of February 26, 2024).
10.109	Form of First Warrant (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC as of February 26, 2024).
10.110	Form of Second Warrant (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC as of February 26, 2024).
10.111	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC as of February 26, 2024).
10.112	Membership Interest Purchase Agreement dated as of March 7, 2024 by and among La Rosa Holdings Corp., La Rosa Realty Georgia LLC and the Selling Members (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of March 13, 2024).
10.113	Form of a Leak-Out Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of March 13, 2024).
10.114	Amended and Restated La Rosa Holdings Corp. 2022 Agent Incentive Plan (incorporated by reference to Exhibit 10.114 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.115	Form of Stock Purchase Agreement dated as of March 15, 2024 by and among La Rosa Holdings Corp., La Rosa Realty California and the Selling Stockholder (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of March 21, 2024).
10.116	Form of a Leak-Out Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of March 21, 2024).
10.117	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of April 5, 2024).
10.118	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC as of April 5, 2024).
10.119	Form of Security Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of April 5, 2024).
10.120	Form of Commercial Lease Agreement by and between Hayward Area Historical Society and Yeimalis Acevedo-Rasmussen dated November 4, 2021, for office space located at: 22392 Foothill Blvd., Hayward CA 94541(incorporated by reference to Exhibit 10.120 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).

10.121	Form of Lease Agreement by and Between 1146 Vision Holdings LLC and La Rosa Realty LLC dated July 1, 2023, for office space located at: 1420 Celebration Blvd, Suite 101, 103, Celebration, FL 34747 (incorporated by reference to Exhibit 10.121 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.122	Form of Lease Agreement by and between G&L Mast LLC and La Rosa Realty LLC dated February 8, 2024, for office space located at: 3407 Magic Oak Lane, Sarasota, Florida (incorporated by reference to Exhibit 10.122 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.123	Form of Office Lease Agreement by and between TGC MS Phase I North LLC and La Rosa Realty Group LLC dated February 21, 2019, for office space located at: 15500 New Barn Road, Miami Lakes, Miami-Dade County, Florida 33014 (incorporated by reference to Exhibit 10.123 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.124	Form of Lease Agreement by and between La Rosa Realty Georgia LLC and American Capital Properties, LLC, dated April 2, 2024, for office space located at: 3483 Satellite Blvd, Suite 115 South, Duluth, Gwinnett County, Georgia 30096 (incorporated by reference to Exhibit 10.124 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.125	Form of Commercial Lease Agreement by and between Holder Investments, Inc. and La Rosa Realty, LLC, dated March 1, 2024, for office spaces located at: 1165 E Plant St., Unit 8, Winter Garden, Florida 34787 (incorporated by reference to Exhibit 10.125 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.126	Form of Retail Lease Agreement by and between SGO Osceola village, LLC and La Rosa Realty, LLC dated July 13, 2016, for office space located at: 3032 Dyer Blvd., Kissimmee, Florida 34741 (incorporated by reference to Exhibit 10.126 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.127	Form of Assignment, Assumption and Consent Agreement by and among La Rosa Realty, LLC, Horeb Kissimmee Realty LLC, and SGO Osceola Village, LLC dated November 30, 202, for office space located at: 3032 Dyer Blvd., Kissimmee, Florida 34741 (incorporated by reference to Exhibit 10.127 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.128	Form of Commercial Lease Agreement by and between La Rosa Realty Kissimmee and Horeb Legacy Investments LLC, dated December 1, 2022, for office space located at: 3040 Loopdale Lane, Kissimmee, Florida 34741(incorporated by reference to Exhibit 10.128 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.129	Form of Lease Agreement by and between Baymeadows Properties LLC and La Rosa Realty North Florida LLC dated October 1, 2020, for office space located at: 9250 Baymeadows Road, Jacksonville, Florida 32256 (incorporated by reference to Exhibit 10.129 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.130	Form of Lease Agreement by and between Epiphany Property Holdings, LLC and La Rosa Realty/the Executive Group, Inc., dated August 29, 2022, for office space located at: 1805 W. Colonial Dr., Unit C-1, Orlando, Florida 32804 (incorporated by reference to Exhibit 10.130 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.131	Form of Office Lease Agreement by and between Daia Group LLC, La Rosa Realty Georgia, LLC and Coldwell Banker Commercial Metro Brokers, dated April 6, 2021, for office space located at: 5855 Medlock Bridge Parkway, Suite 100, Alpharetta, Georgia 30022 (incorporated by reference to Exhibit 10.131 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.132	Form of Shopping Center Lease Agreement by and between Deno P. Dikeou and La Rosa Realty, LLC, dated September 9, 2016 with seven addenda, for office space located at: 626 N. Alafaya Trail, #297, Orlando, Florida 32828 (incorporated by reference to Exhibit 10.132 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.133	Form of Commercial Sublease Agreement by and Between La Rosa Realty Georgia and Carmen Delgado, dated January 1, 2024, for office space located at: 175 John W. Morrow Jr. Pkwy, Gainsville, Georgia 30501 (incorporated by reference to Exhibit 10.133 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.134	Form of Commercial Net Lease for Part of Building by and between Baez-Pavon Insurance Group LLC and La Rosa Realty LLC dated January 1, 2023, for office space located at: 3388 Magic Oak Lane, Sarasota, Florida 34232 (incorporated by reference to Exhibit 10.134 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.135	Form of Lease Agreement by and between La Rosa Realty, LLC and Narcoossee Acquisitions, LLC, dated March 22, 2017, for office space located at: 8236 Lee Vista Blvd, Suite D, Orlando, Florida 32829 (incorporated by reference to Exhibit 10.135 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.136	Form of First Amendment to Lease Agreement by and between La Rosa Realty, LLC and Narcoossee Acquisitions, LLC, dated April 1, 2017, for office space located at: 8236 Lee Vista Blvd, Suite D, Orlando, Florida 32829 (incorporated by reference to Exhibit 10.136 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.137	Form of Lease Agreement by and between the Executive Group and WCDO, LLC, dated March 10, 2014, with addenda, for office space located at: 1805 W. Colonial Dr., Unit B-1 Orlando, Florida 32804 (incorporated by reference to Exhibit 10.137 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).

10.138	Form of Amendment to Lease by and between Epiphany Property Holdings, LLC, and the Executive Group, Inc., dated June 18, 2021, for office space located at: 1805 W. Colonial Dr., Unit B-1, Orlando, Florida 32804 (incorporated by reference to Exhibit 10.138 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.139	Form of Amendment to Lease by and between Epiphany Property Holdings, LLC, and the Executive Group, Inc., dated June 18, 2021, for office space located at: 1805 W. Colonial Dr., Unit B-2, Orlando, Florida 32804 (incorporated by reference to Exhibit 10.139 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.140	Renewal letter dated March 14, 2022 to the Lease Agreement by and between La Rosa Realty, LLC and Narcoossee Acquisitions, LLC, dated March 22, 2017, for office space located at: 8236 Lee Vista Blvd, Suite D, Orlando, Florida 32829 (incorporated by reference to Exhibit 10.140 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
10.141	Director Agreement by and between Lourdes Felix and La Rosa Holdings Corp., dated April 17, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of April 19, 2024).
10.142	Membership Interest Purchase Agreement, dated April 18, 2024, by and among La Rosa Holdings Corp., La Rosa Realty Lakeland LLC and the Selling Member (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of April 24, 2024).
10.143	Leak-Out Agreement, dated April 18, 2024, between La Rosa Holdings Corp. and the Selling Member (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of April 24, 2024).
10.144	Amendment, dated April 26, 2024, to the Stock Purchase Agreement, dated March 15, 2024, between La Rosa Holdings Corp. and Selling Stockholder of La Rosa Realty California (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of April 26, 2024).
10.145	Standard Merchant Cash Advance Agreement, dated May 20, 2024, between La Rosa Holdings Corp. and Cedar Advance LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of May 24, 2024).
10.146	Membership Purchase Agreement, dated May 24, 2024, by and among La Rosa Holdings, Corp., La Rosa Realty Success, LLC, and the Selling Member (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of May 24, 2024).
10.147	Leak-Out Agreement, dated May 24, 2024, between La Rosa Holdings Corp. and the Selling Member (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC as of May 24, 2024).
10.148	Form of 13% OID Senior Secured Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC as of July 19, 2024).
10.149	Form of First Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC as of July 19, 2024).
10.150	Form of Second Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC as of July 19, 2024).
10.151	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of July 19, 2024).
10.152	Form of Security Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of July 19, 2024).
10.153	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC as of July 19, 2024).
10.154	Form of Securities Purchase Agreement by and between the Company and Brown Stone Capital Ltd. dated August 7, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of August 13, 2024).
10.155	Form of Registration Rights Agreement by and between the Company and Brown Stone Capital Ltd. dated August 7, 2024 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of August 13, 2024).
10.156	Form of Amendment No. 1 dated August 9, 2024 to the Securities Purchase Agreement by and between the Company and Brown Stone Capital Ltd. dated August 7, 2024 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC as of August 13, 2024).
10.157	Form of Amendment No. 2 dated August 13, 2024 to the Securities Purchase Agreement by and between the Company and Brown Stone Capital Ltd. dated August 7, 2024 (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC as of August 13, 2024).
10.158	Membership Purchase Agreement, dated August 19, 2024, by and among La Rosa Holdings, Corp., BF Prime LLC, and the Selling Member (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of August 22, 2024).
10.159	Leak-Out Agreement, dated August 19, 2024, between La Rosa Holdings Corp. and the Selling Member (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of August 22, 2024).

10.160	Form of the Amendment No. 1 dated August 20, 2024 to the Membership Interest Purchase Agreement dated as of December 28, 2023 by and among La Rosa Holdings Corp., La Rosa Realty North Florida, LLC and the NF Selling Member (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC as of August 22, 2024).
10.161	Form of Membership Interest Purchase Agreement dated as of August 21, 2024 by and among La Rosa Holdings Corp., Nona Title Agency LLC and the Selling Members (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of August 22, 2024).
10.162	Form of a Leak-Out Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of August 27, 2024).
10.163	Amendment No. 3 dated September 19, 2024 to Amended and Restated Employment Agreement between La Rosa Holdings Corp. and Joseph La Rosa dated April 29, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of September 20, 2024).
10.164	Form of Director Agreement by and between Siamack Alavi and La Rosa Holdings Corp., dated October 4, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of October 4, 2024).
10.165	Standard Merchant Cash Advance Agreement, dated October 7, 2024, between the Company and Arin Funding LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of October 11, 2024).
10.166	Standard Merchant Cash Advance Agreement, dated October 7, 2024, between the Company and Cedar Advance LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of October 11, 2024).
10.167	Form of Mediated Settlement Agreement by and among La Rosa Holdings Corp., Nona Legacy Powered by La Rosa Realty, Inc., Joseph La Rosa, and Norkis Fernandes dated October 18, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of October 24, 2024).
10.168	Form of Assignment of Capital Stock dated October 21, 2024 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of October 24, 2024).
10.169	Form of Stock Pledge Agreement by and between La Rosa Holdings Corp. and Norkis Fernandez, dated October 18, 2024 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC as of October 24, 2024)
10.170	Form of Securities Purchase Agreement by and between the Company and Abri Advisors, Ltd. dated November 1, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of November 7, 2024).
10.171	Form of Registration Rights Agreement by and between the Company and Abri Advisors, Ltd. dated November 1, 2024 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of November 7, 2024).
10.172	Membership Interest Purchase Agreement by and between the Company, La Rosa Realty Premier, LLC, and the Selling Member, dated November 11, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of November 14, 2024)
10.173	Form of the Leak-Out Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of November 14, 2024)
10.174	Amended and Restated La Rosa Holdings Corp. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.174 of the Company’s Quarterly Report on Form 10-Q filed with the SEC as of November 19, 2024).
10.175	Second Amended and Restated La Rosa Holdings Corp. 2022 Agent Incentive Plan (incorporated by reference to Exhibit 10.175 of the Company’s Quarterly Report on Form 10-Q filed with the SEC as of November 19, 2024).
10.176	Form of Membership Interest Purchase Agreement, dated December 31, 2024, by and among La Rosa Holdings Corp., La Rosa Realty Beaches LLC, Baxpi Holdings LLC, and the Selling Member (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of January 7, 2025)
10.177	Form of Leak-Out Agreement, dated December 31, 2024, between La Rosa Holdings Corp. and the Selling Member (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of January 7, 2025)
10.178	Form of Warrant Redemption and Cancellation Agreement, dated January 21, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of January 22, 2025)
10.179	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
10.180	Form of Security and Pledge Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)

10.181	Form of Intellectual Property Security Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
10.182	Form of Registration Rights Agreement(incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
10.183	Form of Voting Agreement (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
10.184	Form of Guaranty (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
10.185	Form of Lock-Up Agreement of a certain investor (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
10.186	Form of Lock-Up Agreement of the Chief Executive Officer of the Company (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
10.187#	Amendment No. 4, dated February 3, 2025, to the Amended and Restated Employment Agreement dated April 29, 2022, as amended (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed with the SEC as of February 5, 2025)
10.188	Third Amended and Restated La Rosa Holdings Corp. 2022 Agent Incentive Plan (incorporated by reference to Exhibit 10.158 of the Company’s Annual Report on Form 10-K filed with the SEC as of April 15, 2025)
10.189	Sales Agreement, dated November 22, 2024, by and between the Company and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 filed with the SEC as of November 22, 2024)
10.190	Form of LR Agent Advance Commission Purchase Agreement (incorporated by reference to Exhibit 10.15 of the Company’s Quarterly Report on Form 10-Q filed with the SEC as of May 29, 2025)
10.191	Form of the Waiver Agreement, dated May 23, 2025 (incorporated by reference to Exhibit 10.16 of the Company’s Quarterly Report on Form 10-Q filed with the SEC as of May 29, 2025)
10.192	Form of Amendment and Exchange Agreement between the Company and the Investor, dated June 18, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC as of June 20, 2025)
10.193	Form of Voting Agreement between the Company and Joseph La Rosa, dated June 18, 2025 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC as of June 20, 2025)
10.194**	Second Amended and Restated La Rosa Holdings Corp. 2022 Equity Incentive Plan
10.195	Form of Amendment No. 1, dated July 14, 2025, to the Amendment and Exchange Agreement, dated June 18, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2025).
10.196	Form of Exchange Agreement between the Company and the holder, signed on July 14, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2025).
10.197	Form of Exchange Agreement between the Company and Joseph La Rosa, signed on July 17, 2025 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2025).
10.198*	Equity Purchase Facility Agreement, dated as of August 4, 2025
10.199*	Registration Rights Agreement, dated as of August 4, 2025
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
19.1	Amended and Restated Insider Trading Policy of La Rosa Holdings Corp. (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2024).
21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Registration Statement on Form S-1 (File No. 284962) filed with the SEC as of June 27, 2025).
23.1*	Consent of Marcum LLP
23.2**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1**	Power of Attorney
97.1	Clawback Policy (incorporated by reference to Exhibit 97.1 of the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024).
99.1	La Rosa Holdings Corp. Audit Committee Charter (incorporated by reference to Exhibit 99.5 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
99.2	La Rosa Holdings Corp. Compensation Committee Charter (incorporated by reference to Exhibit 99.6 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
99.3	La Rosa Holdings Corp. Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.7 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
107**	Fee table

*	Filed herewith

**	Previously filed

#	Management contracts or compensatory plans, contracts or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Celebration, State of Florida on the 20th day of August 2025.

LA ROSA HOLDINGS CORP.

By:	/s/ Joseph La Rosa
Joseph La Rosa
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph La Rosa	Founder, President, Chief Executive Officer, and Director	August 20, 2025
Joseph La Rosa	(Principal Executive Officer)

/s/ Joseph La Rosa	Interim Chief Financial Officer	August 20, 2025
Joseph La Rosa	(Chief Financial and Accounting Officer)

*	Director	August 20, 2025
Michael A. La Rosa

*	Director	August 20, 2025
Ned L. Siegel

*	Director	August 20, 2025
Lourdes Felix

*	Director	August 20, 2025
Siamack Alavi

*	By:	/s/ Joseph La Rosa
Joseph La Rosa, Attorney-In-Fact